The information in this preliminary prospectus supplement is not complete and may be changed. This preliminary prospectus supplement and the accompanying prospectus are part of an effective registration statement filed with the Securities and Exchange Commission. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell these securities and are not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.
 Filed Pursuant to Rule 424(b)(5)
 Registration Statement No. 333-239771
SUBJECT TO COMPLETION, DATED NOVEMBER 3, 2021
PRELIMINARY PROSPECTUS SUPPLEMENT
(To Prospectus dated July 17, 2020)
                 Shares
Common Stock
We are offering           shares of our common stock.
Our common stock is listed on the Nasdaq Global Market under the symbol “ANIP.” On November 2, 2021, the last reported sale price of shares of our common stock on the Nasdaq Global Market was $56.85 per share.
Investing in our securities involves significant risks. Please read the information contained in or incorporated by reference under the heading “Risk Factors” beginning on page S-5 of this prospectus supplement, and under similar headings in other documents incorporated by reference into this prospectus supplement and the accompanying prospectus.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.
	PER SHARE	TOTAL
Public offering price	$	$
Underwriting discounts and commissions(1)	$	$
Proceeds, before expenses, to us	$	$

(1)
We have agreed to reimburse the underwriters for certain expenses. We refer you to “Underwriting” beginning on page S-22 of this prospectus supplement for additional information regarding total underwriting compensation.

We have granted the underwriters an option for a period of 30 days to purchase            additional shares of our common stock. If the underwriters exercise the option in full, the total underwriting discounts and commissions payable by us will be $          , and the total proceeds to us, before expenses, will be $      .
Delivery of the shares of common stock is expected to be made on or about            , 2021.
Book-Running Manager
Guggenheim Securities
The date of this prospectus supplement is                 , 2021

Neither we nor the underwriters have authorized anyone to provide you with any information other than the information contained in this prospectus supplement and the accompanying prospectus, including the documents incorporated by reference herein and therein, and any free writing prospectus we have authorized for use in connection with this offering. We take no responsibility for, and can provide no assurances as to the reliability of, any other information that others may give you. You should not assume that the information contained in this prospectus supplement, the accompanying prospectus, the documents incorporated by reference herein or therein, and in any free writing prospectus that we have authorized for use in connection with this offering is accurate as of any date other than the date of those respective documents. Our business, financial condition, liquidity, results of operations and prospects may have changed since those dates. You should read this prospectus supplement, the accompanying prospectus, the documents

S-i

incorporated by reference herein and therein, and any free writing prospectus that we have authorized for use in connection with this offering in their entirety before making an investment decision. You should also read and consider the information in the documents to which we have referred you in the section of this prospectus supplement titled “Where You Can Find More Information; Incorporation by Reference.”
For investors outside of the United States: We are not, and the underwriters are not, making offers to sell these securities in any jurisdiction in which an offer or solicitation is not authorized or permitted or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such an offer or solicitation.
ABOUT THIS PROSPECTUS SUPPLEMENT
This document is part of the registration statement that we filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process pursuant to which we may, from time to time, sell common stock or other securities, of which this offering is a part. This document consists of two parts. The first part is this prospectus supplement, including the documents incorporated by reference, which describes the specific terms of this offering and also adds to and updates the information contained in the accompanying prospectus and the documents incorporated by reference therein. The second part, the accompanying prospectus, including the documents incorporated by reference, gives more general information, some of which may not apply to this offering. Generally, when we refer to the “prospectus,” we are referring to both parts combined. This prospectus supplement and any free writing prospectus we authorize for use in connection with this offering may add to, update or change information in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement or the accompanying prospectus.
If information in this prospectus supplement is inconsistent with information contained in the accompanying prospectus or in any document incorporated by reference herein or therein that was filed with the SEC before the date of this prospectus supplement, the information in this prospectus supplement will be deemed to modify or supersede the information contained in the accompanying prospectus and such documents incorporated by reference herein or therein. This prospectus supplement, the accompanying prospectus, the documents incorporated by reference into each and any free writing prospectus we authorize for use in connection with this offering include important information about us, the shares and other information you should consider before purchasing the shares. See “Where You Can Find More Information; Incorporation by Reference” in this prospectus supplement.
This prospectus supplement and accompanying prospectus do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the securities described in this prospectus supplement and accompanying prospectus or an offer to sell or the solicitation of an offer to buy such securities in any circumstances in which such offer or solicitation is unlawful. Persons outside the United States who come into possession of this prospectus supplement and the accompanying prospectus must inform themselves about, and observe any restrictions relating to, the offering of the common stock and the distribution of this prospectus supplement and accompanying prospectus outside the United States.
We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference herein were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties and covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.
When we refer to “ANI,” “we,” “our” and “us” in this prospectus supplement and accompanying prospectus, we mean ANI Pharmaceuticals, Inc. and its consolidated subsidiaries, unless otherwise specified.
Apexicon®, Cortenema®, Purified Cortrophin™ Gel, Cortrophin-Zinc®, Inderal® LA, Inderal® XL, InnoPran XL®, Lithobid®, Reglan®, Vancocin® and VEREGEN® are registered trademarks subject to trademark protection and are owned by ANI Pharmaceuticals, Inc. and its consolidated subsidiaries. Atacand® and Atacand HCT® are the property of AstraZeneca AB and are licensed to ANI Pharmaceuticals,

S-ii

Inc. for U.S. sales of those products. Arimidex® and Casodex® are the property of AstraZeneca UK Limited and are licensed to ANI Pharmaceuticals, Inc. for U.S. sales of those products. OXISTAT® is the property of Fougera Pharmaceuticals Inc. and licensed to ANI Pharmaceuticals, Inc. for U.S. sales of OXISTAT® Lotion. Pandel® is property of Taisho Pharmaceutical Co, Ltd. and licensed to ANI Pharmaceuticals for U.S. sales of Pandel® Cream. All other brand names or trademarks appearing in this prospectus, and the information incorporated by reference herein, are the property of their respective holders. Solely for convenience, the trademarks and trade names in this prospectus, and the information incorporated by reference herein, are referred to without the® and ™ symbols, but such references should not be construed as any indicator that their respective owners will not assert, to the fullest extent under applicable law, their rights thereto.

S-iii

PROSPECTUS SUPPLEMENT SUMMARY
This summary highlights certain information about us, this offering and selected information contained elsewhere in or incorporated by reference into this prospectus supplement or the accompanying prospectus. This summary is not complete and does not contain all of the information that you should consider before deciding whether to invest in our common stock. For a more complete understanding of our company and this offering, we encourage you to read and consider carefully the more detailed information in this prospectus supplement and the accompanying prospectus, including the information incorporated by reference in this prospectus supplement and the accompanying prospectus, and the information included in any free writing prospectus that we have authorized for use in connection with this offering, including the information under the heading “Risk Factors” in this prospectus supplement on page S-5, the financial statements and related notes, and the other information that we incorporate by reference into this prospectus supplement, including the section “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2020 and the section “Risk Factors” in our Quarterly Reports on Form 10-Q for the quarterly periods ended June 30, 2021 and September 30, 2021.
Overview
ANI is an integrated specialty pharmaceutical company focused on delivering value to our customers by developing, manufacturing, and marketing high quality branded and generic prescription pharmaceuticals, including for diseases with high unmet medical need. We focus on niche and high barrier-to-entry opportunities including controlled substances, oncology products (anti-cancer), hormones and steroids, and complex formulations. Our three pharmaceutical manufacturing facilities, of which two are located in Baudette, Minnesota and one is located in Oakville, Ontario, are together capable of producing oral solid dose products, as well as semi-solids, liquids and topicals, controlled substances, and potent products that must be manufactured in a fully-contained environment.
Through product launches, acquisitions of Abbreviated New Drug Applications (“ANDAs”), New Drug Applications (“NDAs”), product rights, and entry into agreements to obtain the distribution rights for various products, we have a commercial portfolio of 70 products as of September 30, 2021. In addition, in January 2016, we acquired the NDAs for Purified Cortrophin™ Gel (Repository Corticotropin Injection USP) (“Cortrophin Gel”) and Cortrophin-Zinc NDAs.
Recent Developments
FDA Approval of Cortrophin Gel
On October 29, 2021, the U.S. Food and Drug Administration (the “FDA”) approved the Company’s supplemental NDA (“sNDA”) for Cortrophin Gel for the treatment of certain chronic autoimmune disorders, including acute exacerbations of multiple sclerosis and rheumatoid arthritis, in addition to excess urinary protein due to nephrotic syndrome. Cortrophin Gel is an adrenocorticotropic hormone (“ACTH”), also known as purified corticotropin.
Cortrophin Gel was first approved in 1954 and used for decades to treat certain chronic autoimmune disorders. The Company acquired the NDA for Cortrophin Gel from Merck & Co. in 2016. The Company has made a significant investment over the past five years in establishing and updating manufacturing processes and ensuring a sustainable, U.S.-based supply chain. ANI submitted the sNDA to the FDA in June 2021 to bring Cortrophin Gel back to market for patients, physicians and an overall healthcare system in need of greater access to ACTH therapies.
In 2021, we began to invest in leadership, expertise and infrastructure in the areas of commercialization of rare disease therapies and developed a launch strategy and commercial plan for this product. The Company expects a full-scale commercial launch for Cortrophin Gel to occur in the first quarter of 2022.
Pending Acquisition of Novitium Pharma LLC
On March 8, 2021, we entered into a definitive agreement to acquire Novitium Pharma LLC (“Novitium”), a privately held New Jersey-based pharmaceutical company with development, manufacturing, and commercial capabilities (the “Acquisition”). The closing of the Acquisition will occur (a) within five business days after all of the conditions to the closing set forth in the merger agreement are satisfied or waived or (b) at such other time, date and place as may be agreed by us and Novitium, subject to the completion of a minimum period. The closing is subject to the satisfaction of customary closing conditions and necessary regulatory approvals, including the approval of the Federal Trade Commission (the “FTC”). We have engaged in extensive discussions with the FTC over the past several months to obtain the necessary approval of the Acquisition and have agreed as a condition to obtaining such approval, to divest a currently marketed product by the Company and rights to another product under development. We believe that the disposition of these product rights to an unrelated third party, which party has been approved by the staff of the FTC, are immaterial to the Company’s business. Currently, the Agreements Containing Consent Orders (ACCO) have been finalized with the FTC staff and are awaiting final approval by the Commissioners. Subject to receiving such approval, we currently expect to close the Acquisition in November 2021.
Consideration of the Acquisition will consist of a combination of (i) an estimated cash amount of $89.5 million, subject to various adjustments, (ii) an aggregate of 2,466,667 shares of ANI common stock, and (iii) up to $46.5 million in contingent future earn-out payments.
We will finance the transaction with a new $340.0 million Senior Secured Credit Facility (the “New Facility”), consisting of a $300.0 million term loan and a $40.0 million revolving credit facility, and a $25.0 million private placement of preferred stock (the “PIPE Investment”) to Ampersand 2020 Limited Partnership (“Ampersand”), an affiliate of Ampersand Capital Partners of which our chairman of the board of directors is an operating partner. The New Facility will be secured by substantially all the assets of ANI and its subsidiaries and used for the cash portion of the Acquisition and to refinance ANI’s existing senior credit facilities. The term loan portion of the New Facility, which was successfully syndicated on May 24, 2021, represents fully committed capital and, as such, carries a customary ticking fee that commence 45 days and 90 days post allocation. During the three and nine months ended September 30, 2021, we incurred $2.4 million in expense related to the ticking fee, all of which was recognized as other expense, net, on the unaudited interim condensed consolidated statement of operations.
Concurrently with the execution of the definitive agreement, on March 8, 2021, we entered into an Equity Commitment and Investment Agreement with Ampersand (the “PIPE Investor”), pursuant to which we agreed to issue and sell to the PIPE Investor, and the PIPE Investor agreed to purchase, 25,000 shares of our Series A Convertible Preferred Stock, for a purchase price of $1,000 per share and an aggregate purchase price of $25.0 million.
Unaudited pro forma condensed combined financial statements presenting the combination of certain financial information of ANI and Novitium is included elsewhere in this prospectus supplement beginning on page F-17. You should read the unaudited pro forma condensed combined financial statements regarding the Acquisition in conjunction with:
•
the accompanying notes to the unaudited pro forma condensed combined financial statements;

•
the (i) historical audited financial statements of ANI and related notes contained in ANI’s Annual Report on Form 10-K for the year ended December 31, 2020 (the “ANI 2020 10-K”), which is incorporated by reference in this prospectus supplement and (ii) historical unaudited condensed financial statements of ANI and related notes contained in ANI’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2021 (the “ANI Third Quarter 10-Q”), which is incorporated by reference in this prospectus supplement;

•
the (i) historical audited financial statements of Novitium for year ended December 31, 2020 and related notes, which are contained in our definitive proxy statement filed with the SEC on April 29, 2021 relating to the June 2021 Annual Meeting of Stockholders (the “ANI 2021 Proxy Statement”), which is incorporated by reference in this prospectus supplement, and (ii) historical unaudited condensed financial statements of Novitium for the nine months ended September 30, 2021 and related notes, which are contained elsewhere in this prospectus supplement; and

•
the sections titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” for ANI’s historical financial statements listed above contained in the ANI 2020 10-K and the ANI Third Quarter 10-Q.

For more information about the pending Acquisition, please see the ANI 2021 Proxy Statement and the ANI Third Quarter 10-Q.
Corporate Information
ANI’s principal executive offices are located at 210 Main Street West, Baudette, Minnesota, 56623, its telephone number is (218) 634-3500, and its website address is www.anipharmaceuticals.com. The website and the information contained therein or connected thereto are not incorporated into this prospectus supplement. The Company’s common stock is listed on the Nasdaq Global Market under the symbol “ANIP.”

THE OFFERING
Common stock offered by us
            shares.
Common stock to be outstanding after the offering
            shares (or      shares if the underwriters exercise in full their option to purchase additional shares of common stock).
Option to purchase additional shares of common stock
The underwriters have an option to purchase a maximum of       additional shares of common stock from us. The underwriters can exercise this option at any time within 30 days from the date of this prospectus supplement.
Use of proceeds
We intend to use the net proceeds from this offering to fund our Cortrophin commercialization efforts, including, but not limited to, sales and marketing and consulting expenses related thereto, and for general corporate purposes. We may also use a portion of the net proceeds to in-license, acquire or invest in additional businesses, technologies, products or assets. However, other than with respect to the Acquisition, we have no current plans, commitments or obligations to undertake any such acquisition or investment. See “Use of Proceeds” on page S-16 for additional information.
Risk factors
See “Risk Factors” beginning on page S-5 of this prospectus supplement and the other information included in, or incorporated by reference into, this prospectus supplement for a discussion of certain factors you should carefully consider before deciding to invest in shares of our common stock.
Nasdaq Global Market symbol
“ANIP”.
Except as otherwise indicated, all information in this prospectus supplement is based upon 12,740,853 shares of our common stock outstanding as of September 30, 2021, and excludes:
•
774,344 shares of our common stock issuable upon exercise of stock options outstanding as of September 30, 2021 having a weighted-average exercise price of $50.30 per share;

•
627,991 shares of our common stock issuable upon the settlement of outstanding restricted stock as of September 30, 2021;

•
240,407 shares of our common stock issuable upon the exercise of stock options given to employees through inducement grants outside our Amended and Restated 2008 Stock Incentive Plan;

•
635,327 shares of common stock reserved for future grant or issuance under our Amended and Restated 2008 Stock Incentive Plan as of September 30, 2021;

•
191,988 shares of common stock reserved for future grant or issuance under our 2016 Employee Stock Purchase Plan as of September 30, 2021;

•
82,662 shares of common stock held by us in treasury;

•
an aggregate of 2,466,667 shares of common stock to be issued in connection with the Acquisition; and

•
25,000 shares of Series A convertible preferred stock to be issued in connection with the PIPE Investment, which are convertible into shares of our common stock.

Except as otherwise indicated, all information in this prospectus supplement assumes no exercise or settlement of outstanding options or restricted stock after September 30, 2021 and no exercise of the underwriters’ option to purchase additional shares of common stock.

RISK FACTORS
Investing in our common stock involves risk. Before deciding whether to invest in our common stock, you should consider carefully the risks and uncertainties described below. You should also consider the risks, uncertainties and assumptions discussed under the heading “Risk Factors” included in our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q, which are on file with the SEC and incorporated herein by reference, and which may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future. There may be other unknown or unpredictable economic, business, competitive, regulatory or other factors that could have material adverse effects on our future results. If any of these risks actually occurs, our business, business prospects, financial condition or results of operations could be seriously harmed. This could cause the trading price of our common stock to decline, resulting in a loss of all or part of your investment. Please also read carefully the section below titled “Cautionary Statement Regarding Forward-Looking Statements.”
Risks Related to the Commercialization of Cortrophin Gel
Cortrophin Gel is our first rare disease pharmaceutical product, and we are developing a sales and marketing platform to commercialize this product. To the to the extent our efforts to commercialize this product are unsuccessful, our business, financial condition and results of operations will be negatively impacted.
On October 29, 2021, we received approval from the FDA for our Cortrophin Gel product for the treatment of certain chronic autoimmune disorders, including acute exacerbations of multiple sclerosis and rheumatoid arthritis, in addition to excess urinary protein due to nephrotic syndrome. We have devoted significant time and money over the past five years to the development of this product since we acquired the rights to the product in 2016. We have begun to invest and will continue to invest significantly in the commercialization of this product in the U.S, including building out a sales force and developing a patient support program, with a full-scale commercial launch planned for the first quarter of 2022. The ability for us to generate significant net product revenues from Cortrophin Gel will depend upon our ability to successfully launch sales of the product and numerous other factors, including:
•
successfully establishing and maintaining effective sales, marketing, and distribution systems in jurisdictions in which Cortrophin Gel is approved for sale;

•
successfully establishing and maintaining manufacturing capabilities and manufacturing adequate commercial quantities of Cortrophin Gel at acceptable cost and quality levels, including maintaining current good manufacturing practice (“cGMP”) and quality systems regulation standards required by various regulatory agencies;

•
broad acceptance of Cortrophin Gel by physicians, patients and the healthcare community;

•
the acceptance of pricing and placement of Cortrophin Gel on payers’ formularies and the associated tiers;

•
effectively competing with Mallinckrodt which has the only other approved purified corticotropin product on the market, as well as other products that are in development or may be developed in the future as a treatment option;

•
continued demonstration of safety and efficacy of Cortrophin Gel in comparison to competing products or treatment options;

•
our ability to comply with ongoing regulatory obligations and continued regulatory review which may result in significant additional expense and may require labeling changes based on new safety information, post-market studies or clinical trials to evaluate safety risks related to the use of Cortrophin Gel; and

•
obtaining, maintaining, enforcing, and defending intellectual property rights and claims.

If we do not achieve one or more of these factors, we could experience significant delays or an inability to successfully commercialize Cortrophin Gel, which would materially harm our business. In addition, discovery of previously unknown problems with Cortrophin Gel, such as adverse events of unanticipated severity or frequency, or problems with the facility where the product is manufactured, or if a regulatory agency disagrees with the promotion, marketing or labeling of a product, it may impose restrictions on Cortrophin Gel or on us, including requiring withdrawal of the product from the market.
We have only recently begun to develop a marketing and sales organization in anticipation of the approval of Cortrophin Gel and have no experience in marketing prescription rare disease drug products. If we are unable to successfully establish marketing and sales capabilities for Cortrophin Gel, our business will suffer.
We currently have no fully established rare disease sales, marketing or distribution capabilities and have no experience in marketing rare disease products. We intend to continue to develop an in-house marketing organization and sales force, which will require significant expenditures, management resources and time. We will have to compete with other pharmaceutical and biotechnology companies to recruit, hire, train and retain marketing and sales personnel.
If we are unable to successfully establish internal sales, marketing and distribution capabilities for Cortrophin Gel, we may pursue collaborative arrangements third parties. However, there can be no assurance that we will establish or maintain such collaborative arrangements, or if we are able to do so, that they will have effective sales forces. We may have little or no control over the marketing and sales efforts of such third parties and our revenue from product sales may be lower than if we had commercialized our product candidates ourselves. We also face competition in our search for third parties to assist us with the sales and marketing efforts of our product candidates. There can be no assurance that we will be able to develop in-house sales and distribution capabilities or establish or maintain relationships with third-party collaborators to commercialize Cortrophin Gel or any other branded product we may sell in the future.
Our relationships with customers and third-party payors are subject to applicable anti-kickback, fraud and abuse and other healthcare laws and regulations, which could expose us to criminal sanctions, civil penalties, contractual damages, reputational harm and diminished profits and future earnings.
As we commercialize Cortrophin Gel, may commercialize other future product candidates, and continue to sell our existing products, we are subject to additional healthcare statutory and regulatory requirements and enforcement by federal government and the states and foreign governments in the jurisdictions in which we conduct our business. Healthcare providers, physicians and third-party payors will play a primary role in the recommendation and prescription of Cortrophin Gel and any other future product candidates for which we obtain marketing approval. Our arrangements with third-party payors and customers expose us to broadly applicable fraud and abuse and other healthcare laws and regulations that constrain the business or financial arrangements and relationships through which we market, sell and distribute any products for which we obtain marketing approval. Restrictions under applicable federal and state healthcare laws and regulations include the following:
•
the federal Anti-Kickback Statute prohibits, among other things, persons from knowingly and willfully soliciting, offering, receiving or paying remuneration, directly or indirectly, in cash or in kind, to induce or reward, or in return for, either the referral of an individual for, or the purchase, order or recommendation of, any good or service, for which payment may be made under a federal healthcare program such as Medicare and Medicaid; a person or entity does not need to have actual knowledge of the statute or specific intent to violate it in order to have committed a violation;

•
the federal false claims laws impose criminal and civil penalties, including civil whistleblower or qui tam actions, against individuals or entities for knowingly presenting, or causing to be presented, to the federal government, claims for payment that are false or fraudulent or making a false statement to avoid, decrease or conceal an obligation to pay money to the federal government; in addition, the government may assert that a claim including items and services resulting from a violation of the federal Anti-Kickback Statute constitutes a false or fraudulent claim for purposes of the False Claims Act;

•
the federal Health Insurance Portability and Accountability Act of 1996 (“HIPAA”) imposes criminal and civil liability for executing a scheme to defraud any healthcare benefit program, or knowingly and willfully falsifying, concealing or covering up a material fact or making any materially false statement in connection with the delivery of or payment for healthcare benefits, items or services; similar to the federal Anti-Kickback Statute, a person or entity does not need to have actual knowledge of the statute or specific intent to violate it in order to have committed a violation;

•
the federal physician payment transparency requirements, sometimes referred to as the “Sunshine Act” under the Patient Protection and Affordable Care Act, as amended by the Health Care and Education Reconciliation Act of 2010 (collectively, the “ACA”) require manufacturers of drugs, devices, biologics and medical supplies that are reimbursable under Medicare, Medicaid, or the Children’s Health Insurance Program to report to the Centers for Medicare & Medicaid Services, or CMS, information related to payments and other transfers of value to physicians and teaching hospitals and the ownership and investment interests of physicians and their immediate family members in such manufacturers;

•
HIPAA, as amended by the Health Information Technology for Economic and Clinical Health Act and its implementing regulations, which also imposes obligations on certain covered entity healthcare providers, health plans, and healthcare clearinghouses as well as their business associates that perform certain services involving the use or disclosure of individually identifiable health information, including mandatory contractual terms, with respect to safeguarding the privacy, security and transmission of individually identifiable health information;

•
analogous state and foreign laws and regulations, such as state anti-kickback and false claims laws, may apply to sales or marketing arrangements and claims involving healthcare items or services reimbursed by non-governmental third-party payors, including private insurers;

•
some state laws require pharmaceutical companies to comply with the pharmaceutical industry’s voluntary compliance guidelines and the relevant compliance guidance promulgated by the federal government and may require drug manufacturers to report information related to payments and other transfers of value to physicians and other healthcare providers or marketing expenditures; and

•
state and foreign laws also govern the privacy and security of health information in certain circumstances, many of which differ from each other in significant ways and often are not preempted by HIPAA, thus complicating compliance efforts.

Efforts to ensure that our business arrangements with third parties comply with applicable healthcare laws and regulations involve substantial costs. It is possible that governmental authorities may conclude that our business practices may not comply with current or future statutes, regulations or case law involving applicable fraud and abuse or other healthcare laws and regulations. If our operations are found to be in violation of any of these laws or any other governmental regulations that may apply to us, we may be subject to significant civil, criminal and administrative penalties, damages, fines, imprisonment, exclusion of products from government funded healthcare programs, such as Medicare and Medicaid, and the curtailment or restructuring of our operations. If any of the physicians or other healthcare providers or entities with whom we expect to do business is found to be not in compliance with applicable laws, they may be subject to criminal, civil or administrative sanctions, including exclusions from government funded healthcare programs.
Risks Related to Pending Acquisition
Failure to complete the Acquisition could materially and adversely affect our results of operations and the market price of our common stock.
Our consummation of the Acquisition is subject to many contingences, including, but not limited to, the ability of the parties to obtain approval of the acquisition from the FTC and complete the announced Acquisition. We cannot assure you that we will be able to successfully obtain FTC approval or consummate the pending Acquisition as currently contemplated or at all. Risks related to the delay or the failure to obtain FTC approval of the Acquisition or to consummate the Acquisition include, but are not limited to, the following:
•
we would not realize any of the potential benefits of the transaction, which could have a negative effect on our stock price;

•
we may experience negative reactions from customers, clients, business partners, lenders, and employees;

•
the trading price of our common stock may decline to the extent that the current market price for our stock reflects a market assumption that the Acquisition will be completed; and

•
the attention of our management may be diverted to the Acquisition rather than to our own operations and the pursuit of other opportunities that could have been beneficial to us.

The occurrence of any of these events individually or in combination could materially and adversely affect our results of operations and the market price of our common stock.
Cash expenditures associated with the Acquisition may create significant liquidity and cash flow risks for us.
We expect to incur significant transaction costs and some integration costs in connection with the Acquisition. While we have assumed that this level of expense will be incurred, there are many factors beyond our control that could affect the total amount or the timing of the Acquisition and integration expenses. Moreover, many of the expenses that will be incurred are, by their nature, difficult to estimate accurately. To the extent these acquisition and integration expenses are higher than anticipated, we may experience liquidity or cash flow issues.
We will incur substantial debt in order to satisfy our obligations in connection with the Acquisition.
In order to finance a portion of the purchase price of the Acquisition and expenses associated therewith, we will enter into the New Facility, consisting of a $300.0 million term loan and a $40.0 million revolving credit facility. The New Facility will also be used to refinance ANI’s existing senior credit facilities and be secured by substantially all the assets of ANI and its subsidiaries. In order to service the debt we incur under this facility, we will require a significant amount of cash. Our ability to make scheduled payments of principal and interest depends on our future performance, which is subject to economic, financial, competitive, and other factors beyond our control. Our business may not continue to generate cash flow from operations in the future sufficient to service our debt. If we are unable to generate such cash flow, we may be required to adopt one or more alternatives, such as selling assets, restructuring debt, or obtaining additional debt or equity financing on terms that may not be favorable to us or available to us at all. Our ability to refinance any such debt will depend on the capital markets and our financial condition at that time. We may not be able to engage in any of these activities or engage in these activities on desirable terms, which could result in a default under our current or future indebtedness. Any event of default or inability to otherwise satisfy our obligations could have a material adverse effect on our future operating results and financial condition.
Our stockholders will experience dilution as a result of the issuance of shares of our common stock in connection with the Acquisition and the issuance of our Series A Convertible Preferred Stock in the PIPE Investment.
As of September 30, 2021, we had 12,740,853 shares of common stock outstanding. The amount of dilution our stockholders may experience is dependent on the number of shares of our common stock actually issued or issuable in connection with the Acquisition and the related PIPE Investment. The maximum number of shares of our common stock that may be issued or issuable in connection with the Acquisition and the PIPE Investment is 3,203,478 shares, consisting of (a) 2,466,667 shares to be issued to securityholders of Novitium, and (b) up to 736,811 shares issuable to Ampersand on conversion of the Series A Convertible Preferred Stock to be issued to Ampersand in the PIPE Investment, depending on the price of our common stock over a specified period of time. If we issue all 3,203,478 shares authorized as contemplated by the Acquisition and the PIPE Investment, the total number of shares of our issued and outstanding common stock will increase by approximately 25% and such newly issued shares will represent approximately 25% of our outstanding voting power prior to the transactions. Accordingly, if we issue all 3,203,478 shares as contemplated by the Acquisition and the PIPE Investment, the percentage ownership and voting power held by our existing stockholders will be reduced and our stockholders will experience significant dilution.
The market price of our common stock may decline as a result of the Acquisition and the related PIPE Investment or the issuance of shares of our common stock in connection with the Acquisition or the PIPE Investment.
We are unable to predict the potential effects of issuing shares of our common stock in connection with the Acquisition and the PIPE Investment on the trading activity and market price of our common stock. If we issue all 3,203,478 shares as contemplated by the Acquisition and the PIPE Investment, the number of shares of our common stock available for public trading would increase substantially once the shares approved to be issued pursuant to the Acquisition and the PIPE Investment become available for public trading. Sales of a substantial number of shares of our common stock in the public market, or the perception that such sales might occur, could have a material adverse effect on the price of our common stock.
If the Acquisition is consummated, the combined company may not perform as we or the market expects, which could have an adverse effect on the price of our common stock.
Even if the Acquisition is consummated, the combined company may not perform as we or the market expects. Risks associated with the combined company following the Acquisition include:
•
integrating businesses is a difficult, expensive, and time-consuming process, and the failure to successfully integrate our businesses with the business of Novitium in the expected time frame would adversely affect our financial condition and results of operation;

•
the Acquisition will materially increase the size of our operations, and if we are not able to effectively manage our expanded operations, our common stock price may be adversely affected;

•
it is possible that our key employees or key employees of Novitium might decide not to remain with us after the Acquisition is completed, and the loss of such personnel could have a material adverse effect on the financial condition, results of operations, and growth prospects of the combined company;

•
the success of the combined company will also depend upon relationships with third parties and Novitium’s or our pre-existing customers, which relationships may be affected by customer preferences or public attitudes about the Acquisition. Any adverse changes in these relationships could adversely affect the combined company’s business, financial condition, and results of operations; and

•
if government agencies or regulatory bodies impose requirements, limitations, costs, divestitures or restrictions on the consummation of the Acquisition, the combined company’s ability to realize the anticipated benefits of the Acquisition may be impaired.

The obligations and liabilities of Novitium, some of which may be unanticipated or unknown, may be greater than we have anticipated, which may diminish the value of Novitium to us.
Novitium’s obligations and liabilities, some of which may not have been disclosed to us or may not be reflected or reserved for in Novitium’s historical financial statements, may be greater than we have anticipated. The obligations and liabilities of Novitium could have a material adverse effect on Novitium’s business or Novitium’s value to us or on our business, financial condition, or results of operations. Under the merger agreement relating to the Novitium acquisition, we have only limited indemnification with respect to obligations or liabilities of Novitium, whether known or unknown. In addition, even in cases where we are able to obtain indemnification, we may discover liabilities greater than the contractual limits or the financial resources of the indemnifying party. In the event that we are responsible for liabilities substantially in excess of any amounts recovered through rights to indemnification or alternative remedies that might be available to us, or any applicable insurance, or for which we do not have any rights to indemnification or applicable insurance, we could suffer severe consequences that would substantially reduce our earnings and cash flows or otherwise materially and adversely affect our business, financial condition, or results of operations.
We depend on a limited number of suppliers for our active pharmaceutical ingredient (“API”) and this will continue if the Acquisition is consummated. Generally, only a single source of API is qualified for use in each product due to the costs and time required to validate a second source of supply. We may experience lengthy delays if we need to change an API supplier, which could have a material impact on our business and results of operations.
Our ability to manufacture and distribute products is dependent, in part, upon ingredients and components supplied by others, including entities based outside the U.S. We purchased approximately 10% of our inventory from one supplier during the year ended December 31, 2020. We purchased approximately

13% of our inventory from one supplier during the years ended December 31, 2019 and 2018. Any disruption in the supply of these ingredients or components or any problems in their quality could materially affect our ability to manufacture and distribute our products and could result in legal liabilities that could materially affect our ability to realize profits or otherwise harm our business, financial, and operating results. Virtually all of our contracts for the supply of pharmaceutical products to customers contain “failure to supply” clauses. Under these clauses, if we are unable to supply the requested quantity of product within a certain period after receipt of a customer’s purchase order, the customer is entitled to procure a substitute product elsewhere and we must reimburse the customer for the difference between our contract price and the price the customer was forced to pay to procure the substitute product. Therefore, our ability to source sufficient quantities of API for manufacturing is critical. We source the raw materials for our products from both domestic and international suppliers, which we carefully select. Generally, we qualify only a single source of API for use in each product due to the cost and time required to validate and qualify a second source of supply. In addition, if the Acquisition is consummated, we will be sourcing the API for certain products currently sold by Novitium from suppliers that are affiliated with and controlled by the founders of Novitium. Any change in one of our API suppliers must usually be approved through a post-approval study (“PAS”) by the FDA. The process of obtaining an approval of such a PAS can require between four and 18 months. While we also generally qualify a single source for non-API raw materials, the process required to qualify an alternative source of a non-API raw material is typically much less rigorous. If we were to change the supplier of a raw material for a product, the cost for the material could be greater than the amount we paid with the previous supplier. Changes in suppliers are rare but could occur as a result of a supplier’s business failing, an issue arising from an FDA inspection, or failure to maintain our required standards of quality. As a result, we select suppliers with great care, based on various factors including quality, reliability of supply, and long-term financial stability. Certain of the APIs for our drug products, including those that are marketed without approved NDAs or ANDAs, are sourced from international suppliers. From time to time, we have experienced temporary disruptions in the supply of certain of such imported API due to FDA inspections. Any need to change an API supplier, including any API suppliers that are affiliated with or controlled by the founders of Novitium, could have a material impact on our business and results of operation.
We expect to spend a significant amount of resources on research and development efforts and expect to continue to do so if the Acquisition is consummated. Such efforts may not result in marketable products. Failure to successfully introduce products into the market could have a material adverse effect on our business, financial position, and operating results.
We conduct research and development primarily to enable us to manufacture and market approved products in accordance with applicable regulations. Research and development is expensive and time-consuming. As we seek to develop new products, or re-commercialize products that were previously approved, our research expenses will increase, potentially significantly, and we cannot be certain that we will recover our investment in a product, even if that product is commercialized. If we spend significant resources on research and development efforts and are not able to introduce new products, our business, financial position, and operating results may be materially adversely affected. In addition, if the Acquisition is consummated, we expect that certain of our research and development efforts may be conducted by entities that are affiliated with and controlled by the founders of Novitium. To the extent that we rely on these entities to conduct certain research and development efforts, if these third parties do not perform as required or expected, or if they are not in compliance with applicable rules and regulations, our research and development efforts may be extended, delayed or terminated, which may adversely affect our business, financial position, and operating results.
Risks Related to COVID-19
The novel coronavirus (“COVID-19”) pandemic has resulted in significant financial market volatility, and its impact on the global economy and our operations remains uncertain. A continuation or worsening of the pandemic could have a material adverse impact on our business, results of operations and financial condition and on the market price of our common stock.
On March 12, 2020, the World Health Organization declared the COVID-19 to be a pandemic. In an effort to contain and mitigate the spread of COVID-19, many countries, including the United States and Canada, imposed unprecedented restrictions on travel, and there were business closures and a substantial reduction in economic activity in countries that have had significant outbreaks of COVID-19. Significant uncertainty remains as to the continued potential impact of the COVID-19 pandemic on our operations and on the global economy as a whole.
We continue to closely monitor the impact of the COVID-19 pandemic on our business and the geographic regions where we operate. During the three months ended March 31, 2021 per IQVIA/IMS data, total market generic prescriptions in the United States declined when compared to the three months ended December 31, 2020 and March 31, 2020. Over these same periods, total market brand prescriptions were steady or increased. The decline in generic prescriptions, which generally make up 70-80% of our net revenues, during this period was in part attributable to the COVID-19 pandemic, as subsequent waves of COVID-19 impacted patient and customer behavior. The decline in generic prescriptions due to the COVID-19 pandemic negatively impacted our generic net revenues during the three months ended March 31, 2021. During the three-month periods ended June 30, 2021 and September 30, 2021, per IQVIA/IMS data, total market generic and brand prescriptions increased sequentially during each of these three-month periods and increased against the comparable 2020 three-month periods, in part due to easing of local restrictions and availability of COVID-19 vaccines. We have not experienced a significant impact to our manufacturing operations; however, we continue to see minor disruptions to our supply chain from the COVID-19 pandemic during 2021. Our manufacturing facilities in Baudette, Minnesota and Oakville, Ontario have remained open throughout the pandemic and have operated in accordance with local, state and national safety guidelines. The pandemic has not impacted our access to capital and has not significantly impacted our use of funds, including but not limited to capital expenditures, spend on research and development activities and business development opportunities.
While many of government-mandated “shelter-in-place” or similar orders have elapsed or become less restrictive, it is possible future similar orders could be reinstituted due to uncertainty regarding the virus that causes COVID-19, including the emergence of new strains, which could negatively impact in future product sales.
We are unable to predict the impact that the COVID-19 pandemic will continue to have on our future financial condition, results of operations and cash flows due to numerous uncertainties, including the scope, severity and continued duration of the pandemic, the level of success of continued actions taken to contain the pandemic or mitigate its impact, including the availability and usage of vaccines, and the direct and indirect economic effects of the pandemic and containment measures, among others. Further, the impacts of a potential worsening of global economic conditions and the continued disruptions to, and volatility in, the credit and financial markets, pharmaceutical supply chains, patient access to healthcare as well as other unanticipated consequences remain unknown and could adversely affect our business, results of operations and financial condition, and the market price of our common stock.
Risks Related to Our Common Stock and This Offering
Our share price may be volatile, and you may be unable to sell your shares at or above the offering price.
The market price of our common stock is likely to be volatile and could be subject to wide fluctuations in response to many risk factors listed in this section, and others beyond our control, including:
•
actual or anticipated fluctuations in our financial condition and operating results, including fluctuations in our quarterly and annual results;

•
overall conditions in our industry and the markets in which we operate;

•
changes in laws or regulations applicable to our products;

•
delays or failure in obtaining approvals by the FDA of the products we sell;

•
announcements by us or our competitors of significant acquisitions, strategic partnerships, joint ventures or capital commitments;

•
additions or departures of key personnel;

•
issuance of new or updated research or reports by securities analysts;

•
fluctuations in the valuation of companies perceived by investors to be comparable to us;

•
announcement or expectation of additional financing efforts;

•
sales of our common stock by us or our stockholders;

•
share price and volume fluctuations attributable to inconsistent trading volume levels of our shares;

•
the expiration of contractual lock-up agreements with our executive officers, directors and stockholders;

•
the severity and duration of the COVID-19 pandemic, as well as its impact on our operations and the economy as whole; and

•
general economic and market conditions.

Furthermore, the stock markets have experienced price and volume fluctuations that have affected and continue to affect the market prices of equity securities of many companies. These fluctuations often have been unrelated or disproportionate to the operating performance of those companies. These broad market and industry fluctuations, as well as general economic, political and market conditions such as recessions, interest rate changes or international currency fluctuations, may negatively impact the market price of our common stock. If the market price of our common stock after this offering does not exceed the public offering price, you may not realize any return on your investment in us and may lose some or all of your investment. In the past, companies that have experienced volatility in the market price of their stock have been subject to securities class action litigation. We may be the target of this type of litigation in the future. Securities litigation against us could result in substantial costs and divert our management’s attention from other business concerns, which could seriously harm our business.
Purchasers of shares of our common stock in this offering will experience immediate and substantial dilution in the book value of their investment.
If you purchase shares of our common stock in this offering, you will incur immediate and substantial dilution in the as adjusted net tangible book value of your stock of $      per share, based on the public offering price of $      per share, because the price that you pay will be substantially greater than the net tangible book value per share of the shares you acquire. To the extent we raise additional capital by issuing equity securities, our stockholders will experience substantial additional dilution. For a further description of the dilution that you will experience immediately after this offering, see the section of this prospectus supplement titled “Dilution.”
We have broad discretion in the use of the net proceeds from this offering and our existing cash and may not use them effectively.
Our management will have broad discretion in the application of the net proceeds from this offering, including for any of the purposes described in the section titled “Use of Proceeds,” as well as our existing cash and cash equivalents, and you will be relying on the judgment of our management regarding such application. You will not have the opportunity, as part of your investment decision, to assess whether the net proceeds are being used appropriately. Because of the number and variability of factors that will determine our use of the net proceeds from this offering, their ultimate use may vary substantially from their currently intended use. Our management might not apply the net proceeds or our existing cash in ways that ultimately increase the value of your investment. If we do not invest or apply the net proceeds from this offering or our existing cash and cash equivalents in ways that enhance stockholder value, we may fail to achieve expected business and financial results, which could cause our stock price to decline. We may also use a portion of the net proceeds to in-license, acquire or invest in complementary businesses or products. Pending their use, we may invest the net proceeds from this offering in short-term, investment-grade, interest-bearing securities. These investments may not yield a favorable return to our stockholders.
Future sales of our common stock in the public market, or the perception that such sales could occur, could cause our stock price to fall.
The sale of a substantial number of shares of our common stock or other equity-related securities in the public markets, or the perception that such sales could occur, could depress the market price of our common stock and impair our ability to raise capital through the sale of additional equity securities. We may sell large quantities of our common stock at any time pursuant to this prospectus supplement or in one or more separate offerings. We cannot predict the effect that future sales of common stock or other equity-related securities would have on the market price of our common stock.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
This prospectus supplement and the accompanying prospectus, including the documents that we incorporate by reference, contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The words “believe,” “will,” “may,” “estimate,” “continue,” “anticipate,” “intend,” “should,” “plan,” “expect,” “predict,” “could,” “potentially” and variations of such words and similar expressions are intended to identify such forward-looking statements, which may include, but are not limited to, statements concerning the following:
•
the ability of the parties to obtain approval from the FTC and complete the announced Acquisition or any delay in such approval or the completion of the Acquisition;

•
selling and marketing strategies and associated costs to commercially launch Cortrophin Gel;

•
risks that we may face with respect to importing raw materials;

•
delays or failure in obtaining approvals by the FDA of the products we sell;

•
changes in policy or actions that may be taken by the FDA and other regulatory agencies, including drug recalls;

•
the ability of our manufacturing partners to meet our product demands and timelines;

•
our dependence on single source suppliers of ingredients due to the time and cost to validate a second source of supply;

•
acceptance of our products at levels that will allow us to achieve profitability;

•
our ability to develop, license or acquire and commercialize new products;

•
the level of competition we face and the legal, regulatory and/or legislative strategies employed by our competitors to prevent or delay competition from generic alternatives to branded products;

•
our ability to protect our intellectual property rights;

•
the impact of legislative or regulatory reform on the pricing for pharmaceutical products;

•
the impact of any litigation to which we are, or may become, a party;

•
our ability, and that of our suppliers, development partners and manufacturing partners, to comply with laws, regulations and standards that govern or affect the pharmaceutical and biotechnology industries;

•
our ability to maintain the services of our key executives and other personnel;

•
general business and economic conditions and the effects and duration of outbreaks of public health emergencies, such as COVID-19; and

•
other risk factors included under the section titled “Risk Factors” in this prospectus supplement.

You should not rely upon forward-looking statements as predictions of future events. Such statements are based on management’s expectations as of the date of this prospectus supplement and involve many risks and uncertainties that could cause our actual results, events or circumstances to differ materially from those expressed or implied in our forward-looking statements. Such risks and uncertainties include those described throughout this prospectus supplement and particularly in the section titled “Risk Factors” and elsewhere in this prospectus supplement and the documents incorporated by reference herein, including in our Annual Report on Form 10-K for the fiscal year ended December 31, 2020 and our subsequently filed Quarterly Reports on Form 10-Q. Given these risks and uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements. Readers are urged to carefully review and consider all of the information in this prospectus supplement, including the documented incorporated by reference herein, the accompanying prospectus, including the documents incorporated by reference therein, and any free writing prospectus that we have authorized for use in connection with this offering. We undertake no obligation to update any forward-looking statements made in this prospectus supplement to reflect events or circumstances after the date of this filing or to reflect new information or the occurrence of unanticipated events, except as required by law. We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures or investments we may make.

USE OF PROCEEDS
We estimate that the net proceeds from the sale of the shares of common stock that we are selling in this offering, after deducting the underwriting discounts and commissions and estimated offering expenses payable by us, will be approximately $      million, or approximately $      million if the underwriters exercise in full their option to purchase up to additional shares of common stock.
We intend to use the net proceeds from this offering to fund our Cortrophin commercialization efforts, including, but not limited to, sales and marketing and consulting expenses related thereto, and for general corporate purposes. We may also use a portion of the net proceeds to in-license, acquire or invest in additional businesses, technologies, products or assets. However, other than with respect to the Acquisition, we have no current plans, commitments or obligations to undertake any such acquisition or investment.
This expected use of the net proceeds from this offering represents our intentions based upon our current plans and business conditions, which could change in the future as our plans and business conditions evolve, including as a result of the impact of the COVID-19 pandemic on our financial results and operations and its impact on our ability to access capital on favorable terms or at all. As of the date of this prospectus supplement, we cannot predict with certainty all of the particular uses for the proceeds to be received upon the completion of this offering or the actual amounts that we will spend on the uses set forth above. As a result, our management will retain broad discretion over the allocation of the net proceeds from this offering.
Pending the application of the net proceeds as set forth above, we intend to invest the net proceeds in short-term, interest-bearing, investment-grade securities.
DIVIDEND POLICY
We have never declared or paid, and do not anticipate declaring or paying in the foreseeable future, any cash dividends on our capital stock. Any future determination to declare cash dividends will be made at the discretion of our board of directors, subject to applicable laws, and will depend on our financial condition, results of operations, capital requirements, general business conditions and other factors that our board of directors may deem relevant.

DILUTION
If you invest in our common stock in this offering, your ownership interest will be diluted to the extent of the difference between the public offering price per share of our common stock and the as-adjusted net tangible book value per share of our common stock immediately after this offering. We calculate net tangible book value per share by dividing the net tangible book value (our tangible assets less our total liabilities) by the number of outstanding shares of our common stock.
The historical net tangible book value of our common stock as of September 30, 2021 was $17,682,914 million, or $1.39 per share, based on 12,740,853 shares of common stock outstanding as of September 30, 2021.
After giving effect to the sale of           shares of our common stock in this offering at the public offering price of $      per share, and after deducting estimated underwriting discounts and commissions and offering expenses, our as-adjusted net tangible book value as of September 30, 2021 would have been $      million, or $      per share. This represents an immediate increase in net tangible book value of $      per share to existing stockholders and an immediate dilution in net tangible book value of $      per share to new investors purchasing shares of our common stock in this offering.
The following table illustrates the dilution:
Public offering price per share		$
Historical net tangible book value per share as of September 30, 2021	$1.39
Increase in net tangible book value per share attributable to this offering
As-adjusted net tangible book value per share after giving effect to this offering
Dilution per share to new investors participating in this offering		$
If the underwriters exercise their option to purchase           additional shares of our common stock in full at the public offering price of $      per share, and after deducting estimated underwriting discounts and commissions and offering expenses payable by us, the as-adjusted net tangible book value would be approximately $      per share, representing an immediate increase in net tangible book value of approximately $      per share to existing stockholders and an immediate dilution in net tangible book value of $      per share to new investors purchasing shares of our common stock in this offering.
The foregoing calculations exclude the following shares as of September 30, 2021:
•
774,344 shares of our common stock issuable upon exercise of stock options outstanding as of September 30, 2021 having a weighted-average exercise price of $50.30 per share;

•
627,991 shares of our common stock issuable upon the settlement of outstanding restricted stock as of September 30, 2021;

•
240,407 shares of our common stock issuable upon the exercise of stock options given to employees through inducement grants outside our Amended and Restated 2008 Stock Incentive Plan;

•
635,327 shares of common stock reserved for future grant or issuance under our Amended and Restated 2008 Stock Incentive Plan as of September 30, 2021;

•
191,988 shares of common stock reserved for future grant or issuance under our 2016 Employee Stock Purchase Plan as of September 30, 2021;

•
82,662 shares of common stock held by us in treasury;

•
an aggregate of 2,466,667 shares of common stock to be issued in connection with the Acquisition; and

•
25,000 shares of Series A convertible preferred stock to be issued in connection with the PIPE Investment which are convertible into shares of our common stock.

To the extent that any options are exercised, new options are issued or we otherwise issue additional shares of common stock in the future at a price less than the public offering price, there may be further dilution to purchasers of our common stock in this offering.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS FROM NON-U.S. HOLDERS
This section discusses the material U.S. federal income tax consequences of the ownership and sale, exchange or other taxable disposition of our common stock sold pursuant to this offering to a “non-U.S. holder” (as defined below). This discussion does not provide a complete analysis of all potential tax considerations. The information provided below is based upon provisions of the Internal Revenue Code of 1986, as amended (the “Code”), Treasury regulations promulgated thereunder, administrative rulings and judicial decisions currently in effect. These authorities may change at any time, possibly on a retroactive basis, or the Internal Revenue Service (the “IRS”), might interpret the existing authorities differently. In either case, the U.S. federal income tax considerations of owning or disposing of our common stock could differ from those described below. As a result, we cannot assure you that the U.S. federal income tax considerations described in this discussion will not be challenged by the IRS or will be sustained by a court if challenged by the IRS.
This discussion does not address the tax considerations arising under the alternative minimum tax, the net investment income tax, the laws of any state, local or non-U.S. jurisdiction, or under U.S. federal gift and estate tax laws. In addition, this discussion does not address tax considerations applicable to an investor’s particular circumstances or to investors that may be subject to special tax rules, including, without limitation:
•
banks, insurance companies or other financial institutions;

•
partnerships or entities or arrangements treated as partnerships or other pass-through entities for U.S. federal income tax purposes (or investors in such entities);

•
corporations that accumulate earnings to avoid U.S. federal income tax;

•
tax-exempt or governmental organizations or tax-qualified retirement plans;

•
real estate investment trusts or regulated investment companies;

•
controlled foreign corporations or passive foreign investment companies;

•
persons who acquired our common stock pursuant to the exercise of an employee stock option or otherwise as compensation for services;

•
brokers or dealers in securities or currencies;

•
traders in securities that elect to use a mark-to-market method of accounting for their securities holdings;

•
persons that own, or are deemed to own, more than 5% of our capital stock (except to the extent specifically set forth below);

•
certain former citizens or long-term residents of the United States;

•
persons who hold our common stock as a position in a hedging transaction, “straddle,” “conversion transaction” or other risk reduction transaction;

•
persons who do not hold our common stock as a capital asset within the meaning of Section 1221 of the Code (generally, for investment purposes); or

•
persons deemed to sell our common stock under the constructive sale provisions of the Code.

In addition, if a partnership or entity classified as a partnership for U.S. federal income tax purposes is a beneficial owner of our common stock, the tax treatment of a partner in the partnership or an owner of the entity will depend upon the status of the partner or owner and the activities of the partnership or entity.
Accordingly, this discussion does not address U.S. federal income tax considerations applicable to partnerships that hold our common stock, and partners in such partnerships should consult their tax advisors.
Investors considering the purchase of our common stock should consult their own tax advisors regarding the application of the U.S. federal income, gift and estate tax laws to their particular situations and the consequences of non-U.S., state or local laws, and tax treaties.

Non-U.S. Holder Defined
For purposes of this section, a “non-U.S. holder” is any beneficial owner of our common stock, other than an entity taxable as a partnership for U.S. federal income tax purposes, that is not:
•
an individual who is a citizen or resident of the United States for U.S. federal income tax purposes;

•
a corporation, or other entity taxable as a corporation for U.S. federal income tax purposes, created or organized under the laws of the United States, any state therein or the District of Columbia;

•
a trust that (1) is subject to the primary supervision of a U.S. court and one or more U.S. persons have authority to control all substantial decisions of the trust or (2) has a valid election in effect under applicable Treasury regulations to be treated as a U.S. person; or

•
an estate whose income is subject to U.S. federal income tax regardless of source.

Distributions
As described in the section entitled “Dividend Policy,” we do not anticipate declaring or paying in the foreseeable future any distributions on our capital stock. In the future, if we make any distributions on our common stock (other than certain pro rata distributions of our common stock), such distributions will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Distributions in excess of our current and accumulated earnings and profits will constitute a return of capital that is applied against and reduces, but not below zero, a non-U.S. holder’s adjusted tax basis in shares of our common stock. Any remaining excess will be treated as gain realized on the sale, exchange or other taxable disposition of our common stock. See “— Sale of Common Stock.”
Any distribution made to a non-U.S. holder on our common stock that is not effectively connected with a non-U.S. holder’s conduct of a trade or business in the United States will generally be subject to U.S. withholding tax at a 30% rate. Subject to the discussion below regarding the Foreign Account Tax Compliance Act (“FATCA”) and backup withholding, the 30% withholding tax might not apply, or might apply at a reduced rate, under the terms of an applicable income tax treaty between the United States and the non-U.S. holder’s country of residence. You should consult your tax advisors regarding your entitlement to benefits under a relevant income tax treaty. Generally, in order for the withholding agent to withhold tax at a lower treaty rate, a non-U.S. holder must certify its entitlement to treaty benefits. A non-U.S. holder generally can meet this certification requirement by providing an IRS Form W-8BEN or W-8BEN-E (or any successor form to the IRS Form W-8BEN or W-8BEN-E) to the withholding agent. If the non-U.S. holder holds the stock through a financial institution or other intermediary, the non-U.S. holder will be required to provide appropriate documentation to the applicable withholding agent.
Distributions received by a non-U.S. holder that are effectively connected with a U.S. trade or business conducted by the non-U.S. holder, and, if required by an applicable income tax treaty between the United States and the non-U.S. holder’s country of residence, are attributable to a permanent establishment maintained by the non-U.S. holder in the United States, are not subject to the 30% withholding tax. To obtain this exemption, a non-U.S. holder must provide the witholding agent with an IRS Form W-8ECI properly certifying such exemption. Such effectively connected distributions, although not subject to U.S. withholding tax, are generally taxed at the same regular rates applicable to U.S. persons, net of certain deductions and credits. Distributions received by corporate non-U.S. holders that are effectively connected with a U.S. trade or business of the corporate non-U.S. holder may also be subject to a branch profits tax equal to 30% of its effectively connected earnings and profits for the taxable year, as adjusted for certain items, although an applicable income tax treaty between the United States and the non-U.S. holder’s country of residence might provide for a lower rate.
Sale of Common Stock
Subject to the discussion below regarding FATCA and backup withholding, non-U.S. holders will generally not be subject to U.S. federal income or withholding tax on any gains realized on the sale, exchange or other taxable disposition of our common stock unless:

•
the gain (1) is effectively connected with the conduct by the non-U.S. holder of a U.S. trade or business and (2) if required by an applicable income tax treaty between the United States and the non-U.S. holder’s country of residence, is attributable to a permanent establishment (or, in the case of an individual, a fixed base) maintained by the non-U.S. holder in the United States (in which case the special rules described below apply);

•
the non-U.S. holder is an individual who is present in the United States for 183 days or more in the taxable year of the sale, exchange or other taxable disposition of our common stock, and certain other requirements are met (in which case the gain would be subject to a flat 30% tax, or such reduced rate as may be specified by an applicable income tax treaty, which may be offset by certain U.S.-source capital losses, even though the individual is not considered a resident of the United States, provided that the non-U.S. holder has timely filed U.S. federal income tax returns with respect to such losses); or

•
the rules of the Foreign Investment in Real Property Tax Act (“FIRPTA”) treat the gain as effectively connected with a U.S. trade or business.

The FIRPTA rules may apply to a sale, exchange or other taxable disposition of our common stock if we are at the time of the sale, exchange, or other taxable disposition, or were within the shorter of the five-year period preceding the disposition and the non-U.S. holder’s holding period, a “United States real property holding corporation” (“USRPHC”). In general, we would be a USRPHC if the fair market value of our U.S. real property interests constituted at least half of the fair market value of our business assets and our U.S. and non-U.S. real property interests. If we are or become a USRPHC, as long as our common stock is regularly traded on an established securities market at the time of the disposition, such common stock will be treated as U.S. real property interests subject to the FIRPTA rules only if a non-U.S. holder actually or constructively owns more than 5% of our outstanding common stock at any time within the shorter of the five-year period preceding the disposition and the non-U.S. holder’s holding period. Please note, though, that we can provide no assurance that our common stock will remain regularly traded. Currently, we believe we are not, and do not anticipate becoming, a USRPHC, however, there can be no assurances that we are not now nor will become a USRPHC in the future.
If any gain from the sale, exchange or other taxable disposition of our common stock (1) is effectively connected with a U.S. trade or business conducted by a non-U.S. holder and (2) if required by an applicable income tax treaty between the United States and the non-U.S. holder’s country of residence, is attributable to a permanent establishment (or, in the case of an individual, a fixed base) maintained by such non-U.S. holder in the United States, then the gain generally will be subject to U.S. federal income tax at the same regular rates applicable to U.S. persons, net of certain deductions and credits. If the non-U.S. holder is a corporation, under certain circumstances, that portion of its earnings and profits that is effectively connected with its U.S. trade or business, subject to certain adjustments, generally would be subject to a “branch profits tax.” The branch profits tax rate is equal to 30% of its effectively connected earnings and profits for the taxable year, as adjusted for certain items, although an applicable income tax treaty between the United States and the non-U.S. holder’s country of residence might provide for a lower rate.
Backup Withholding and Information Reporting
Payments of dividends on our common stock will not be subject to backup withholding, provided the non-U.S. holder certifies its non-U.S. status, such as by furnishing a valid IRS Form W-8BEN, W-8BEN-E or W-8ECI (and we or our paying agent do not have actual knowledge or reason to know the holder is a U.S. person or that the conditions of any other exemption are not, in fact, satisfied), or otherwise establishes an exemption. However, information returns are required to be filed with the IRS in connection with any distributions on our common stock paid to the non-U.S. holder, regardless of whether any tax was actually withheld. Copies of these reports may be made available to tax authorities in the country where the non-U.S. holder resides. In addition, proceeds of the sale or other taxable disposition of our common stock within the United States or conducted through certain U.S.-related brokers generally will not be subject to backup withholding or information reporting if the applicable withholding agent receives the certification described above or the non-U.S. holder otherwise establishes an exemption. Proceeds of a disposition of our common stock conducted through a non-U.S. office of a non-U.S. broker that does not have certain enumerated relationships with the United States generally will not be subject to backup withholding or information reporting. The backup withholding rate is currently 24%.

Backup withholding is not an additional tax. Any amounts withheld from a payment to a holder of our common stock under the backup withholding rules can be credited against any U.S. federal income tax liability of the holder and may entitle the holder to a refund from the IRS, provided that the required information is furnished to the IRS in a timely manner.
Foreign Account Tax Compliance Act
FATCA imposes U.S. federal withholding tax of 30% on certain types of U.S. source “withholdable payments” (including dividends and the gross proceeds from the sale, exchange or other taxable disposition of U.S. stock) to “foreign financial institutions,” which are broadly defined for this purpose, and other non-U.S. entities in connection with the failure to comply with certain certification and information reporting requirements regarding U.S. account holders or owners of such institutions or entities. The obligation to withhold under FATCA applies to any dividends on our common stock. While withholding under FATCA would have applied to gross proceeds from the sale, exchange or other taxable disposition of our common stock and to certain “pass-thru” payments received with respect to instruments held through foreign financial institutions after the date on which applicable final Treasury regulations are issued, proposed Treasury regulations eliminate FATCA withholding on payments of gross proceeds entirely and limit FATCA withholding on these “pass-thru” payments to those payments made two years after the date on which applicable final Treasury regulations are issued. Taxpayers generally may rely on these proposed Treasury regulations until final Treasury regulations are issued. An intergovernmental agreement between the United States and an applicable foreign country may modify the requirements described in this paragraph. Non-U.S. holders should consult their own tax advisors regarding the possible implications of FATCA on their investment in our common stock.
The preceding discussion of U.S. federal income tax considerations is for general information only. It is not tax advice. Each prospective investor should consult its own tax advisor regarding the particular U.S. federal, state, local and non-U.S. tax consequences of the sale, exchange or other taxable disposition of our common stock, including the consequences of any proposed change in applicable laws.

UNDERWRITING
Guggenheim Securities, LLC is acting as representative of each of the underwriters named below. Subject to the terms and conditions set forth in the underwriting agreement between us and the underwriters, each of the underwriters has agreed, severally and not jointly, to purchase from us, the number of shares of common stock set forth opposite its name below.
Underwriter	Number of Shares
Guggenheim Securities, LLC
Total
Subject to the terms and conditions set forth in the underwriting agreement, the underwriters have agreed, severally and not jointly, to purchase all of the shares sold under the underwriting agreement if any of these shares are purchased. If an underwriter defaults, the underwriting agreement provides that the purchase commitments of the non-defaulting underwriters may be increased or the underwriting agreement may be terminated.
We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the underwriters may be required to make in respect of those liabilities.
The underwriters are offering the shares subject to their acceptance of the shares of common stock from us and subject to prior sale. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.
Commissions and Discounts; Expenses
The underwriters have advised us that they propose initially to offer the shares to the public at the public offering price set forth on the cover of this prospectus supplement and to dealers at that price less a concession not in excess of $      per share. After the initial offering, the public offering price, concession or any other term of the offering may be changed.
The following table shows the public offering price, underwriting discounts and commissions and proceeds before expenses to us. The information assumes either no exercise or full exercise by the underwriters of their option to purchase additional shares of our common stock from us, as applicable.
Total
	Per Share	Without Option	With Option
Public offering price	$	$	$
Underwriting discounts and commissions	$	$	$
Proceeds, before expenses, to us	$	$	$
We estimate expenses payable by us in connection with this offering, other than the underwriting discounts and commissions referred to above, will be approximately $      , which includes certain expenses incurred by the underwriters in connection with this offering that will be reimbursed by us. We have agreed to reimburse the underwriters for certain expenses incurred by them in connection with this offering (including certain fees and expenses of counsel for the underwriters, and fees and expenses related to filings with and review by FINRA) in an amount not to exceed $150,000. In accordance with FINRA Rule 5110, this reimbursed fee is deemed underwriting compensation for this offering.
Right of First Refusal
We have granted to Guggenheim Securities, LLC a right of first refusal for a period of six months from the commencement of this offering to act as lead managing underwriter, lead initial purchaser, lead placement agent and/or lead arranger in connection with any offering of our equity securities.

Option to Purchase Additional Shares
We have granted the underwriters an option to purchase up to an additional           shares of common stock at the public offering price, less the underwriting discounts and commissions, within 30 days from the date of this prospectus supplement. If the underwriters exercise this option, each underwriter will be obligated, subject to conditions contained in the underwriting agreement, to purchase a number of additional shares proportionate to that underwriter’s initial amount reflected in the above table.
No Sales of Similar Securities
In connection with this offering, we have agreed with the underwriters that, subject to certain customary exceptions, and exceptions in connection with the Acquisition and the PIPE described below, without the prior written consent of Guggenheim Securities, LLC on behalf of the underwriters, we will not, for a period ending 90 days after the date of this prospectus supplement (the “Lock-Up Period”) (a) directly or indirectly, issue, offer, sell, agree to issue, offer or sell, solicit offers to purchase, grant any call option, warrant or other right to purchase, purchase any put option or other right to sell, pledge, hypothecate, borrow or otherwise transfer or dispose of any shares of our common stock or any securities convertible into or exercisable or exchangeable for shares of our common stock, or make any public announcement of any of the foregoing, (b) establish or increase any “put equivalent position” or liquidate or decrease any “call equivalent position” (in each case within the meaning of Section 16 of the Exchange Act and the rules and regulations thereunder) with respect to any shares of our common stock or any securities convertible into or exercisable or exchangeable for shares of our common stock, or (c) otherwise enter into any swap, derivative or other transaction or arrangement that transfers to another, in whole or in part, any economic consequence of ownership of any shares of our common stock or any securities convertible into or exercisable or exchangeable for shares of our common stock, whether or not such transaction is to be settled by delivery of any shares of our common stock, securities convertible into or exercisable or exchangeable for shares of our common stock, other securities, cash or other consideration. In addition to certain customary exceptions, the foregoing does not prohibit us from issuing shares of common stock in connection with the Acquisition, issuing shares of Series A convertible preferred stock (which are convertible into shares of our common stock) in connection with the PIPE Investment, or the filing of resale registration statements with respect those securities issued in connection with the Acquisition and the PIPE Investment.
In connection with this offering, our directors and executive officers and certain of our stockholders have agreed with the underwriters that, subject to certain customary exceptions, without the prior written consent of Guggenheim Securities, LLC on behalf of the underwriters, we and they will not, for the Lock-Up Period, (a) directly or indirectly, offer, sell, agree to offer or sell, solicit offers to purchase, grant any call option or purchase any put option with respect to, pledge, borrow or otherwise dispose of, any shares of our common stock and any security convertible into, or exercisable or exchangeable for, shares of our common stock (“Relevant Security”), or (b) establish or increase any “put equivalent position” or liquidate or decrease any “call equivalent position” with respect to any Relevant Security (in each case within the meaning of Section 16 of the Exchange Act, and the rules and regulations promulgated thereunder), or otherwise enter into any swap, derivative or other transaction or arrangement that transfers to another, in whole or in part, any economic consequence of ownership of a Relevant Security, whether or not such transaction is to be settled by delivery of Relevant Securities, other securities, cash or other consideration, (c) file or participate in the filing with the SEC of any registration statement, or circulate or participate in the circulation of any preliminary or final prospectus supplement or other disclosure document with respect to any proposed offering or sale of a Relevant Security, or (d) exercise any rights to require registration with the SEC of any proposed offering or sale of a Relevant Security. Guggenheim Securities LLC, in its sole discretion, may permit the sale of Relevant Securities during the restricted period in whole or in part and at any time, with or without notice.
Nasdaq Global Market Listing
Our common stock is listed on the Nasdaq Global Market under the symbol “ANIP.”
Price Stabilization and Short Positions
Until the distribution of the shares is completed, SEC rules may limit underwriters and selling group members from bidding for and purchasing our common stock. However, the representative may engage in transactions that stabilize the price of the common stock, such as bids or purchases to peg, fix or maintain that price.

In connection with the offering, the underwriters may purchase and sell our common stock in the open market. These transactions may include short sales, purchases on the open market to cover positions created by short sales and stabilizing transactions. Short sales involve the sale by the underwriters of a greater number of shares than they are required to purchase in the offering. “Covered” short sales are sales made in an amount not greater than the underwriters’ option described above. The underwriters may close out any covered short position by either exercising their option or purchasing shares in the open market. In determining the source of shares to close out the covered short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase shares through the option granted to them. “Naked” short sales are sales in excess of such option. The underwriters must close out any naked short position by purchasing shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of our common stock in the open market after pricing that could adversely affect investors who purchase in the offering. Stabilizing transactions consist of various bids for or purchases of shares of common stock made by the underwriters in the open market prior to the closing of the offering.
Similar to other purchase transactions, the underwriters’ purchases to cover the syndicate short sales may have the effect of raising or maintaining the market price of our common stock or preventing or retarding a decline in the market price of our common stock. As a result, the price of our common stock may be higher than the price that might otherwise exist in the open market. The underwriters may conduct these transactions on the Nasdaq Stock Market, in the over-the-counter market or otherwise.
Neither we nor any of the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of our common stock. In addition, neither we nor any of the underwriters make any representation that the representative will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.
Passive Market Making
Any underwriters who are qualified market makers on the Nasdaq Global Market may engage in passive market making transactions in the securities on the Nasdaq Global Market in accordance with Rule 103 of Regulation M, during the business day prior to the pricing of the offering, before the commencement of offers or sales of the securities. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security; if all independent bids are lowered below the passive market maker’s bid, however, the passive market maker’s bid must then be lowered when certain purchase limits are exceeded. Passive market making may stabilize the market price of the securities at a level above that which might otherwise prevail in the open market and, if commenced, may be discontinued at any time.
Electronic Distribution
In connection with the offering, certain of the underwriters or securities dealers may distribute prospectuses by electronic means, such as e-mail.
Other Relationships
The underwriters and certain of their affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. Some of the underwriters and certain of their affiliates may in the future engage in investment banking and other commercial dealings in the ordinary course of business with us and our affiliates, for which they may in the future receive customary fees, commissions and expenses.
In addition, in the ordinary course of their business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers.

Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.
Selling Restrictions
Notice to Prospective Investors in the European Economic Area
In relation to each Member State of the European Economic Area (each, a “Member State”), no shares have been offered or will be offered pursuant to the offering to the public in that Member State prior to the publication of a prospectus in relation to the shares which has been approved by the competent authority in that Member State or, where appropriate, approved in another Member State and notified to the competent authority in that Member State, all in accordance with the Prospectus Regulation, except that offers of shares may be made to the public in that Member State at any time under the following exemptions under the Prospectus Regulation:
A.
to any legal entity which is a qualified investor as defined under the Prospectus Regulation;

B.
to fewer than 150 natural or legal persons (other than qualified investors as defined under the Prospectus Regulation), subject to obtaining the prior consent of the underwriters; or

C.
in any other circumstances falling within Article 1(4) of the Prospectus Regulation,

provided that no such offer of shares shall require the Company or any underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the Prospectus Regulation and each person who initially acquires any shares or to whom any offer is made will be deemed to have represented, acknowledged and agreed to and with each of the underwriters and the Company that it is a “qualified investor” within the meaning of Article 2(e) of the Prospectus Regulation.
In the case of any shares being offered to a financial intermediary as that term is used in Prospectus Regulation, each such financial intermediary will be deemed to have represented, acknowledged and agreed that the shares acquired by it in the offer have not been acquired on a non- discretionary basis on behalf of, nor have they been acquired with a view to their offer or resale to, persons in circumstances which may give rise to an offer of any shares to the public other than their offer or resale in a Member State to qualified investors as so defined or in circumstances in which the prior consent of the underwriters have been obtained to each such proposed offer or resale.
For the purposes of this provision, the expression an “offer to the public” in relation to shares in any Member State means the communication in any form and by any means of sufficient information on the terms of the offer and any shares to be offered so as to enable an investor to decide to purchase or subscribe for any shares, and the expression “Prospectus Regulation” means Regulation (EU) 2017/1129.
MiFID II Product Governance
Any person offering, selling or recommending the shares, or a distributor, should take into consideration the manufacturers’ target market assessment; however, a distributor subject to MiFID II is responsible for undertaking its own target market assessment in respect of the shares (by either adopting or refining the manufacturers’ target market assessment) and determining appropriate distribution channels.
Notice to Prospective Investors in the United Kingdom
In addition, in the United Kingdom, this document is being distributed only to, and is directed only at, and any offer subsequently made may only be directed at persons who are “qualified investors” (as defined in the Prospectus Regulation) (i) who have professional experience in matters relating to investments falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the “Order”) and/or (ii) who are high net worth companies (or persons to whom it may otherwise be lawfully communicated) falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as “relevant persons”) or otherwise in circumstances which have not resulted and will not result in an offer to the public of the shares in the United Kingdom within the meaning of the Financial Services and Markets Act 2000.
Any person in the United Kingdom that is not a relevant person should not act or rely on the information included in this document or use it as basis for taking any action. In the United Kingdom, any investment or investment activity that this document relates to may be made or taken exclusively by relevant persons.
Notice to Prospective Investors in Canada
The shares may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the shares must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.
Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.
Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-05), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

LEGAL MATTERS
The validity of the issuance of our common stock offered in this prospectus supplement and the accompanying prospectus will be passed upon for us by Orrick, Herrington & Sutcliffe LLP, San Francisco, California. Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., Boston, Massachusetts, is acting as counsel for the underwriters in connection with this offering.
EXPERTS
The consolidated balance sheets of ANI Pharmaceuticals, Inc. and Subsidiaries as of December 31, 2020 and 2019 and the related consolidated statements of operations, comprehensive income, stockholders’ equity, and cash flows for each of the years in the three-year period ended December 31, 2020 have been audited by EisnerAmper LLP, independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference, which reports (1) express an unqualified opinion on the financial statements, and (2) express an unqualified opinion on the effectiveness of internal control over financial reporting. Such consolidated financial statements have been incorporated herein by reference in reliance on the reports of such firm given upon their authority as experts in accounting and auditing.
The financial statements of Novitium as of December 31, 2020 and 2019 and for each of the two years in the period ended December 31, 2020 incorporated by reference in this prospectus supplement have been so incorporated in reliance on the reports of Ram Associates, CPA, an independent registered public accounting firm incorporated herein by reference, given upon their authority as experts in accounting and auditing.
WHERE YOU CAN FIND MORE INFORMATION; INCORPORATION BY REFERENCE
Available information
We filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the shares of common stock offered hereby. This prospectus supplement and the accompanying prospectus, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement or the exhibits filed with the registration statement. For further information about us and the common stock offered hereby, we refer you to the registration statement and the exhibits filed with the registration statement. Statements contained in this prospectus supplement and the accompanying prospectus regarding the contents of any contract or any other document that is filed as an exhibit to the registration statement are not necessarily complete, and each such statement is qualified in all respects by reference to the full text of such contract or other document filed as an exhibit to the registration statement.
We are subject to the information and reporting requirements of the Exchange Act and, in accordance with this law, are required to file periodic reports, proxy statements and other information with the SEC. We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public at the SEC’s website at http://www.sec.gov.
Incorporation by reference
The SEC allows us to “incorporate by reference” information that we file with them. Incorporation by reference allows us to disclose important information to you by referring you to those other documents. The information incorporated by reference is an important part of this prospectus supplement and the accompanying prospectus, and information that we file later with the SEC will automatically update and supersede this information. We filed a registration statement on Form S-3 under the Securities Act with the SEC with respect to the securities being offered pursuant to this prospectus supplement and the accompanying prospectus. This prospectus supplement and the accompanying prospectus omit certain information contained in the registration statement, as permitted by the SEC. You should refer to the registration statement, including the exhibits, for further information about us and the securities being offered pursuant to this prospectus supplement and the accompanying prospectus. Statements in this prospectus supplement and the accompanying prospectus regarding the provisions of certain documents filed with, or incorporated by reference in, the registration statement are not necessarily complete and each statement is qualified in all respects by that reference. The documents we are incorporating by reference are (other than those documents or the portions of those documents not deemed to be filed):
•
Our Annual Report on Form 10-K for the year ended December 31, 2020, as filed with the SEC on March 11, 2021 (the “2020 10-K”);

•
Our Quarterly Report on Form 10-Q for the quarters ended March 31, 2021, June 30, 2021, and September 30, 2021, filed with the SEC on May 7, 2021, August 6, 2021 and November 1, 2021, respectively;

•
Our Current Reports on Form 8-K filed with the SEC on February 17, 2021 (excluding Item 7.01), March 9, 2021 (excluding Item 7.01 and excluding the Form 8-K filed on March 9, 2021 containing Items 2.02 and 9.01), June 4, 2021, and November 3, 202 1;

•
Our Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 29, 2021;

•
The description of our common stock contained in our registration statement on Form 8-A, which was filed with the SEC on September 25, 2003, including any amendment or report filed for the purpose of updating such description; and

•
All documents filed by ANI under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, that are filed (excluding, however, information we furnish to the SEC) by us after the date of the prospectus and prior to the termination of this offering.

Any statement contained in this prospectus supplement and the accompanying prospectus, or in a document all or a portion of which is incorporated by reference, shall be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement and the accompanying prospectus, any applicable prospectus supplement and any related free writing prospectus or any document incorporated by reference modifies or supersedes such statement. Any such statement so modified or superseded shall not, except as so modified or superseded, constitute a part of this prospectus supplement and the accompanying prospectus.
Upon request, we will provide, without charge, to each person, including any beneficial owner, to whom a copy of this prospectus supplement and the accompanying prospectus is delivered a copy of the documents incorporated by reference into this prospectus supplement. You may request a copy of these filings, and any exhibits we have specifically incorporated by reference as an exhibit in this prospectus supplement and the accompanying prospectus, at no cost by writing or telephoning us at the following:
ANI Pharmaceuticals, Inc.
210 Main Street West
Baudette, Minnesota 56623
Telephone: (218) 634-3500
You may also access these documents, free of charge on the SEC’s website at www.sec.gov or on the “Investors” page of our website at www.anipharmaceuticals.com. Information contained on our website is not incorporated by reference into this prospectus supplement and the accompanying prospectus, and you should not consider any information on, or that can be accessed from, our website as part of this prospectus supplement or the accompanying prospectus.
This prospectus supplement and the accompanying prospectus is part of a registration statement we filed with the SEC. We have incorporated exhibits into this registration statement. You should read the exhibits carefully for provisions that may be important to you.
We have not authorized anyone to provide you with information other than what is incorporated by reference or provided in this prospectus supplement and the accompanying prospectus. We are not making an offer of these securities in any state where such offer is not permitted. You should not assume that the information in this prospectus supplement and the accompanying prospectus or in the documents incorporated by reference is accurate as of any date other than the date on the front of this prospectus supplement and the accompanying prospectus or those documents.

NOVITIUM PHARMA LLC AND SUBSIDIARY

Novitium Pharma LLC and Subsidiary
Consolidated Balance Sheets
September 30, 2021 and 2020 Unaudited
	2021	2020
Assets
Current Assets
Cash and cash equivalents	$5,332,429	$4,336,037
Accounts receivable, net	19,970,892	11,701,345
Royalty receivable	2,482,980	1,966,411
Inventory	10,785,535	10,201,571
Prepaid expenses	176,787	911,651
Other current assets	687,247	673,629
Related party loan receivable	131,669	131,669
Total Current Assets	39,567,539	29,922,313
Property and Equipment, net	9,075,126	8,570,951
Construction in Progress	1,370,700	1,645,321
Intangible Assets, net of Accumulated Amortization of $408,333 and $201,667 respectively	631,667	598,333
Total Assets	$50,645,032	$40,736,918
Liabilities and Members’ Capital
Liabilities
Current Liabilities
Accounts payable	$1,206,771	$1,562,848
Accrued expenses	1,211,595	1,548,298
Accrued expenses – merger costs	1,300,000	—
Unearned revenue	5,939	5,939
Deferred revenue	49,918	149,753
Total Current Liabilities	3,774,223	3,266,838
Deferred Rent	116,132	87,403
PPP Note Payable	—	1,316,000
Total Liabilities	3,890,355	4,670,241
Members’ Capital
Class A Members’ capital contributions, net of distributions	8,346,218	14,368,918
Class B Members’ capital contributions, net of distributions	4,718,811	5,153,543
Retained earnings	33,709,160	16,609,866
Accumulated other comprehensive loss	(19,512)	(65,650)
Total Members’ Capital	46,754,677	36,066,677
Total Liabilities and Members’ Capital	$50,645,032	$40,736,918

Novitium Pharma LLC and Subsidiary
Consolidated Statements of Operations and Comprehensive Income
For the Nine Month Periods Ended September 30, 2021 and 2020 Unaudited
	2021	2020
Income
Product sales, net	$33,750,938	$23,884,217
Royalty income	6,683,286	5,773,755
Collaboration agreement revenues	3,860,818	6,354,088
Contract manufacturing	2,971,158	3,980,552
Total Income	47,266,200	39,992,612
Direct Costs	14,103,109	10,933,072
Research and Product Development Expenses	10,109,006	11,033,346
General and Administrative Expenses	5,101,086	4,924,199
Depreciation and Amortization	2,367,217	2,231,284
Income from Operations	15,585,782	10,870,711
Other Income/(Expenses)
Paycheck Protection Program loan forgiveness	1,316,000	—
Foreign exchange gain/(loss)	13,394	(15,859)
Interest income	4,148	52,518
Other income	—	7,483
Merger expenses	(1,386,097)	—
Total Other Income/(Expenses)	(52,555)	44,142
Net Income	15,533,227	$10,914,853
Other Comprehensive Income
Foreign currency translation adjustment	6,062	(42,333)
Total Comprehensive Income	$15,539,289	$10,872,520

Novitium Pharma LLC and Subsidiary
Consolidated Statements of Changes in Members’ Capital
For the Nine Month Periods Ended September 30, 2021 and 2020 Unaudited
	Retained Earnings	Accumulated Other Comprehensive Loss	Class A Members’ Capital Contributions	Class B Members’ Capital Contributions	Total
Balances at January 1, 2020	$5,695,013	$(23,317)	$21,374,990	$5,850,000	$32,896,686
Distributions	—	—	(7,006,072)	(696,457)	(7,702,529)
Net Income	10,914,853	(42,333)	—	—	10,872,520
Balances at September 30, 2020	$16,609,866	$(65,650)	$14,368,918	$5,153,543	$36,066,677
Balances at January 1, 2021	$18,175,933	$(25,574)	$13,334,005	$5,073,997	36,558,361
Distributions	—	—	(4,987,787)	(355,186)	(5,342,973)
Net Income	15,533,227	6,062	—	—	15,539,289
Balance at September 30, 2021	$33,709,160	$(19,512)	$8,346,218	$4,718,811	$46,754,677

Novitium Pharma LLC and Subsidiary
Consolidated Statements of Cash Flows
For the Nine Month Periods Ended September 30, 2021 and 2020 Unaudited
	2021	2020
Cash Flows from Operating Activities
Net Income	$15,533,227	$10,914,853
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation	2,211,217	2,169,617
Amortization	156,000	61,667
Foreign Currency Exchange Rate	6,062	(42,333)
Forgiveness of PPP Loan proceeds	(1,316,000)	—
Changes in operating assets and liabilities
Accounts receivable	(9,595,901)	(4,902,589)
Prepaid expenses	566,747	(225,157)
Inventory	(192,148)	(3,461,469)
Royalty receivable	(798,833)	(1,113,100)
Other current assets	(323,524)	139,928
Accounts payable	(1,016,420)	(148,589)
Accrued expenses	(798,617)	(1,380,914)
Accrued expenses – merger	1,300,000	—
Deferred revenue	(74,876)	(206,914)
Deferred rent	(6,385)	—
Net Cash Provided by Operating Activities	5,650,549	1,805,000
Cash Flows from Investing Activities
Purchase of property and equipment	(3,351,021)	(944,744)
Construction in progress	1,196,851	(1,277,947)
Purchase of intangible assets	—	(500,000)
Net Cash Used in Investing Activities	(2,154,170)	(2,722,691)
Cash Flows from Financing Activities
Proceeds from PPP loans	—	1,316,000
Distributions	(5,342,973)	(7,702,529)
Net Cash Used in Financing Activities	(5,342,973)	(6,386,529)
Net Decrease in Cash and Cash Equivalents	(1,846,594)	(7,304,220)
Cash and Cash Equivalents – Beginning of Year	7,179,023	11,640,257
Cash and Cash Equivalents – End of Year	$5,332,429	$4,336,037

Novitium Pharma LLC and Subsidiary
Notes to the Consolidated Financial Statements
September 30, 2021 and 2020 (Unaudited)
Note 1   Nature of Operations
Novitium Pharma, LLC and Subsidiary (“Novitium”) was formed January 2016 in the State of Delaware and is headquartered in East Windsor, New Jersey. Novitium is a pharmaceutical company that performs research and development, contract manufacturing of generic medicines, and manufacture and distribution of generic medicines.
Pursuant to the Company’s operating agreement, there are three possible classes of members. Currently, only Class A and Class B members have been admitted, with Class A having voting rights and Class B being non-voting members. There is an additional potential Class C member which is reserved for employee grants, if the Company desires to issue such. As of both September 30, 2021 and 2020, there were 11,982,748 Class A and 890,422 Class B units outstanding, respectively. During the nine month period ended September 30, 2021, the members’ signed a letter of intent to sell their interests.
Novitium Labs, Pvt. Ltd. (“NLP”) was incorporated July 1, 2016 in Thirumazhisai, Chennai, India and is a wholly owned subsidiary of Novitium. The principal business activity of NLP is to perform research and development of generic medicines in the pharmaceutical industry primarily for its parent company.
Note 2   Summary of Significant Accounting Policies
Estimates
In preparing consolidated financial statement in conformity with accounting principles generally accepted in the United States of America, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent liabilities and the reported amounts of revenues and expenses. Significant estimates affecting amounts reported or disclosed in the consolidated financial statement include the calculation for customer chargebacks, rebates, and cash discounts. These estimates are based on historical experience and on various assumptions that are believed to be reasonable under the current circumstances. Actual results could differ from those estimates.
In March 2020, the World Health Organization declared the outbreak of the COVID-19 coronavirus to be a pandemic. This pandemic has created and may continue to create significant uncertainty in the United States and global economies which, in addition to other unforeseen effects of this pandemic, may impact our operations. As a result, most of our estimates and assumptions may require increased judgment and carry a higher degree of variability and volatility. As events continue to evolve and additional information becomes available, our estimates may change materially in future periods.
Principles of Consolidation
The accompanying consolidated financial statement includes the accounts of Novitium and its wholly-owned subsidiary NLP. All significant intercompany accounts and transactions have been eliminated.
Cash and Cash Equivalents
All highly liquid financial instruments with a maturity date of 90 days or less when purchased are considered to be cash equivalents.
Accounts Receivable
The Company grants credit to its customers in the ordinary course of business. On a periodic basis, management evaluates its accounts receivable and establishes an allowance for doubtful accounts, based on a history of past write-offs and collections and current credit conditions.

Novitium Pharma LLC and Subsidiary
Notes to the Consolidated Financial Statements
September 30, 2021 and 2020 (Unaudited)
Note 2   Summary of Significant Accounting Policies (continued)
Revenue Recognition
Product Sales
The Company’s primary customers consist of major pharmacies, wholesalers and distributors. The wholesalers and distributors in-turn sell the products directly to pharmacies, clinics, hospitals, and private medical practices. Revenue from product sales is recognized when substantially all the risks and rewards of ownership have transferred to customers, when estimates of their selling price and discounts, rebates, and promotional adjustments, price adjustments, returns, chargebacks, and other potential adjustments are reasonably determinable, collection is reasonably assured, and persuasive evidence of an arrangement exists.
The Company establishes a projected chargeback, discount, return, rebate, and other adjustments at the time of the sale. In determining the amount of pricing allowances to be established, the Company considers its own business experience and knowledge of industry and competitive practices, as well as its assessment of the impact on price adjustments due to external market forces, if any. The factors considered include, but are not limited to, actual pricing allowance experience by product by customer, the Company’s contractual arrangements with its customers, inventory reports, estimates of products in the distribution channel, customers’ right of return, applicable marketing and pricing regulations and current and projected economic conditions.
The data used by the Company in establishing pricing allowances is based on information developed internally and obtained from external sources. Pricing allowances are a reduction of revenue. The principal allowances are as follows:
Chargebacks
The provision for chargebacks is a significant component used in the recognition of accounts receivable. As part of the contracts with the wholesale customers, the Company agrees to reimburse wholesalers for the difference between the gross sales price at which the Company sells its products to the wholesalers and the actual prices of the products at the time of resale to the end user. The Company calculates chargeback at the time of the sale to wholesalers based on wholesaler inventory, historical chargeback rates and current pricing.
Prompt Payment Discounts
Discounts for prompt payment is established based on the eligible customers’ payment history, the contractual discount percentage, and the ending accounts receivable balance.
Wholesaler Fees
Current accounting standards related to consideration given by a vendor to a customer, including a reseller of a vendor’s products, specify that cash consideration given by a vendor to a customer is presumed to be a reduction of the selling price of the vendor’s products or services and therefore should be characterized as a reduction of product sales. Consideration should be characterized as a cost incurred, if the Company received, or will receive, an indefinable benefit (goods or services) in exchange for the consideration and the Company can reasonably estimate the fair value of the benefit received.
There is a monthly calculation for the fee due back to the wholesaler based on the wholesaler inventory levels and historical contracted wholesaler fees.
Administrative Fees
As the wholesalers sell the product through to the end users, they hold back a portion of funds due to the Company as an administrative fee. This fee does not meet the forgoing conditions to be characterized as a cost, as such, the Company characterized these fees as a reduction of product sales.

Novitium Pharma LLC and Subsidiary
Notes to the Consolidated Financial Statements
September 30, 2021 and 2020 (Unaudited)
Note 2   Summary of Significant Accounting Policies (continued)
Medicaid Rebates
Federal law requires all pharmaceutical manufacturers, as a condition of having their products receive federal reimbursement under Medicaid and Medicare Part B, to pay rebates to state Medicaid programs on units of their pharmaceuticals that re-dispensed to Medicaid beneficiates. As of September 30, 2021 and 2020, the Company had accrued a liability related to the rebates totaling approximately $918,000 and $1,364,000 which is included in accrued expenses.
Advertising
The Company’s policy is to expense advertising costs as the costs are incurred. Advertising costs incurred during the nine month period ended September 30, 2021 and 2020 total $0 and $104,000 are included in sales and marketing on the accompanying statement of operations and comprehensive income.
Shipping and Handling Costs
Shipping and handling costs of approximately $289,260 and $199,531 for the nine month periods ended September 30, 2021 and 2020 and are included in direct costs on the accompanying statement of operations and comprehensive income.
Inventory
Inventory is valued at the lower of cost, determined on a first-in first-out basis, or net realizable value. The customers of the manufactured pharmaceuticals are permitted to return purchased products for a credit when they are within three months of the expiration date, additionally, once the product has expired, the Company will take returned goods for an additional six months. Returned products are generally not resold by the Company. The Company regularly reviews the inventory quantities on hand, and when appropriate, records a provision for obsolete and excess inventory. No such reserve was required at September 30, 2021 and 2020.
Intangible Assets
Intangible assets consist of acquisition costs related to Food and Drug Administration (“FDA”) approved Abbreviated New Drug Application (“ANDA”) molecules. The asset is amortized over a five year period, the anticipated utilization period of the acquired ANDA, using the straight-line method.
Royalty Income
The Company has entered into a profit share agreement with another pharmaceutical company. The Company is eligible to receive a royalty of the net profits from sales of the product. Royalty income is recognized at the time the profit is realized by the licensee.
Collaboration Arrangement Revenues and Deferred Revenue
The Company enters into collaboration arrangements with third parties for the development and manufacture of certain products. These arrangements may include non-refundable, upfront payments, milestone payments and cost sharing arrangements during the development stage, payments for manufacturing, as well as profit sharing payments during a product’s commercial stage.
The Company recognizes revenue for payments received for services performed under these arrangements as contract revenue in accordance with ASC 606, “Revenue from Contracts with Customers.” Development stage payments are recognized using the milestone method when the contractual milestones

Novitium Pharma LLC and Subsidiary
Notes to the Consolidated Financial Statements
September 30, 2021 and 2020 (Unaudited)
Note 2   Summary of Significant Accounting Policies (continued)
are determined to be substantive and have been achieved. Certain contractual milestones are deemed to be achieved upon the occurrence of the contractual performance events. Other non-performance based milestones, including the filing of an Abbreviated New Drug Application (ANDA) and approval by the Food and Drug Administration (FDA), which are generally events that occur at the end of the development period, are recognized upon occurrence of the related event. Upfront, non-refundable payments are recognized over the term of the development period using straight-line recognition model. Unrecognized upfront non-refundable payments are reported as deferred revenue on the consolidated balance sheet. Revenue associated with payments received for profit sharing payments will be recognized as recurring royalties revenue when earned based on the terms of the agreements. Revenue associated with payments received for contract manufacturing services will be recognized upon delivery of the product to the Company’s collaborative partners.
Property and Equipment
Property and equipment are recorded at cost or through contributions of equipment at which point the recorded value was the initial acquisition cost. Depreciation is computed using the straight-line method over their estimated useful lives, ranging from three to seven years for software and machinery and equipment. Leasehold improvements are depreciated over the shorter of the assets’ useful live or the term of the lease. Currently, the lease for the US operations is through a related party, see Note 9 and the intention is to occupy the space for more than 15 years. Repairs and maintenance, which do not extend the useful lives of the related assets, are expensed as incurred.
Construction in Progress
From time to time the Company undertakes larger capital projects including the purchase and installing new equipment and expansion of their facility. As the Company incurs costs associated with assets not placed in service, they treat the capital projects as construction in progress. As the projects are completed and placed in service, the costs are converted to property and equipment.
Foreign Currency Translation
The Company translates assets and liabilities of the Indian Rupee functional currency of its wholly-owned subsidiary NLP into US dollar reporting currency using exchange rates in effect at the end of each reporting period. The revenue and expenses of these entities are translated using an average of the rates in effect during the reporting period. Non-monetary assets, as designated by management, are translated using historical exchange rates.
Research and Development Expenses
Research and development activities are expensed as incurred and consist of self-funded research and development costs and costs associated with work performed by other participants under collaborative research and development agreements.
Income Taxes
The Company is treated as a partnership for federal and state income tax purposes. Income taxes are not payable by, or provided for, by the Company. Members are taxed individually on their share of Company earnings. The Company’s taxable income or loss is allocated to the members based on their percentage of ownership. The Company’s prior three years tax returns as filed remain open for examination by the respective tax authorities.

Novitium Pharma LLC and Subsidiary
Notes to the Consolidated Financial Statements
September 30, 2021 and 2020 (Unaudited)
Note 2   Summary of Significant Accounting Policies (continued)
The subsidiary included in these consolidated financial statements is taxed under the laws of India. For the nine month periods ended September 30, 2021 and 2020, the subsidiary paid approximately $6,600 and $5,500 as income taxes in India.
Subsequent Events
The Company has evaluated subsequent events and transactions for potential recognition or disclosure through the date of the accountants’ review report, which is the date the consolidated financial statement was available to be issued.
Note 3   Inventories
Inventories consist of the following at:
	September 30,
	2021	2020
Raw materials
Active pharmaceutical ingredients	$5,966,235	$5,420,642
Excipient	1,089,824	1,271,109
Packaging components	1,281,126	1,135,369
Finished products	2,448,350	2,374,451
Total	$10,785,535	$10,201,571
Note 4   Accounts Receivable, Net
Accounts receivable with customers are reflected net of reductions for pending chargebacks, rebates, fees, and cash discount. The receivables are generally due within 30 to 90 days, depending on the customer, from the invoice date. Accounts receivable at September 30, 2021 and 2020 consist of:
	2021	2020
Accounts receivable, gross	$35,718,319	$23,665,768
Reduction for chargebacks	(9,302,365)	(7,132,881)
Reduction for accrued wholesaler fees	(2,911,401)	(2,344,075)
Reduction for sales return allowances	(1,387,818)	(1,334,572)
Reduction for pending rebates	(1,281,736)	(570,807)
Reduction for cash discounts	(864,107)	(582,088)
Accounts Receivable, Net	$19,970,892	$11,701,345
Note 5   Property and Equipment
Property and equipment consists of the following:
	September 30,
	2021	2020
Machinery and equipment	$12,461,024	$10,630,638
Leasehold improvements	8,245,273	6,608,598

Novitium Pharma LLC and Subsidiary
Notes to the Consolidated Financial Statements
September 30, 2021 and 2020 (Unaudited)
Note 5   Property and Equipment (continued)
	September 30,
	2021	2020
Computer software	294,686	294,316
Furniture and fixture	357,329	356,669
Total Property and Equipment	21,358,312	17,890,221
Less: accumulated depreciation	(12,283,186)	(9,319,270)
Total Property and Equipment, Net	$9,075,126	$8,570,951

Depreciation expense for the nine month periods ended September 30, 2021 and 2020 was approximately $2,221,217 and $2,169,618, respectively.
Note 6   ANDA/Intangibles, Net
The Company acquired the right to use an ANDA issued by the FDA. This ANDA gives Novitium the exclusive right to use certain trade names for a product. The acquisition cost associated with acquiring the ANDA has an estimated useful life of five years.
Amortization expense for the period October 1, 2021 through December 31, 2021 and annually thereafter is as follows:
October 1, 2021 through December 21, 2021	$52,000
2022	188,000
2023	148,000
2024	148,000
2025	95,667
Total	$631,667
Amortization expense for the nine month periods ended September 30, 2021 and 2020 was approximately $156,000 and $61,667, respectively.
Note 7   Payroll Protection Program Loan
In May 2020, the Company received an unsecured promissory note (the “PPP Loan”) for $1,316,000 through programs established under the CARES Act and administered by the U.S. Small Business Administration (the “SBA”). The PPP Loan was guaranteed by the SBA. The PPP Loan was able to have the debt be forgiven, in whole or in part, if the Company met certain eligibility requirements for the PPP Loan at the time of application, used the loan proceeds for eligible expenses within a defined period, and otherwise satisfied PPP requirements. During April 2021 the Company was informed that its application for forgiveness of $1,316,000 of the PPP Loan was approved. The Company recorded it as forgiveness of debt in the period where forgiveness was granted. The debt forgiveness income is exempt from federal and state income tax.
Note 8   Gross-to-Net Product Sales
The following schedule presents the Gross-to-net product sales reconciliations for the nine month periods ending September 30, 2021 and 2020:

Novitium Pharma LLC and Subsidiary
Notes to the Consolidated Financial Statements
September 30, 2021 and 2020 (Unaudited)
Note 8   Gross-to-Net Product Sales (continued)
	2021	2020
Gross sales	$109,624,041	$87,055,514
Chargebacks	(63,916,279)	(54,407,305)
Wholesaler administrative fees	(7,218,683)	(4,656,626)
Prompt pay discounts	(2,723,941)	(2,172,890)
Sales returns	(1,096,200)	(570,850)
Medicaid rebates	(918,000)	(1,363,626)
Product sales, Net	$33,750,938	$23,884,217
Note 9   Leases
Novitium leases office and warehouse facilities in East Windsor, New Jersey, under and operating lease which expire in 2025 and 2030. NLP leases an office space in Chennai, India, under an operating lease expiring in 2026. The leases require monthly payment of rent, as well as a share of operating costs. The Company records rent expense using the straight-line method over the life of the lease term, which differs from the amount of rent due under the terms of the leases, resulting in a deferred rent payable at September 30, 2021 and 2020.
The following schedule of future minimum rental payments required under the terms of the leases for the period October 1, 2021, through December 31, 2021, and annually through December 31, 2025 and thereafter is as follows:
October 1, through December 31, 2021	$209,810
2022	847,507
2023	858,666
2024	870,208
2025	615,512
Thereafter	2,587,419
Total future minimum payments	$5,989,122
Rent expense for the nine month periods ended September 30, 2021 and 2020 was approximately $740,000 and $410,000, respectively.
Note 10   Commitments
During the nine month period ended September 30, 2020, the Company entered into an agreement with a third party to acquire an ANDA and a Drug Master File for a combined purchase price of $400,000 which is payable upon the FDA approval of the manufacturing site transfer to the Company’s manufacturing site, the milestone was achieved by the third party during October 2021.
Note 11   Related Party Transactions
During the nine month periods ended September 30, 2021 and 2020, the Company entered into several related party transactions:
Nuray Chemicals Pvt Ltd (“Nuray”) is engaged in developing and manufacturing active pharmaceutical ingredients (“API”) for the Company. During the nine month period ended September 30, 2021, Nuray billed the Company approximately $1,183,000 for services, of which $0 is owed as of September 30, 2021. For

Novitium Pharma LLC and Subsidiary
Notes to the Consolidated Financial Statements
September 30, 2021 and 2020 (Unaudited)
Note 11   Related Party Transactions (continued)
the nine month period ended September 30, 2020, Nuray billed the Company approximately $2,226,000 for services, of which approximately $232,000 is owed as of September 30, 2020.
SS Pharma, LLC, (“SS Pharma”), is an API intermediate distributor for Asia, Europe and North America. During the nine month period ended September 30, 2021, SS Pharma billed the Company approximately $923,000 for services, of which $130,000 is owed as of September 30, 2021. During the nine month period ended September 30, 2020, SS Pharma billed the Company approximately $1,498,000 for services, of which $44,000 is owed as of September 30, 2020.
Scitus Pharma Services Pvt Ltd (“Scitus”) assists the Company in developing generic drug products. During the nine month periods ended September 30, 2021 and 2020, Scitus billed the Company approximately $1,568,000 and $1,250,000, respectively. Additionally, the Company owed Scitus approximately $0, and $184,000 at September 30, 2021 and 2020, respectively.
Esjay Pharma LLC (“Esjay”) is engaged in the distribution of pharmaceutical ingredients. During the nine-month period ended September 30, 2021, Esjay billed the Company approximately $133,000 for services, of which $7,000 is owed as of September 30, 2021. During the nine month period ended September 30, 2020, Esjay billed the Company approximately $174,000 for services, of which $7,000 is owed as of September 30, 2020.
SCV Real Estate LLC (“SCV”) is a partnership that was formed by the managing members of the Company which purchased the facility where the Company operates. During the nine month periods ended September 30, 2021 and 2020, the Company paid approximately $380,000 and $211,000, respectively, in rent to SCV.
Note 12   Concentrations
For the nine month period ended September 30, 2021, three customers accounted for approximately 20%, 16% and 13% of sale and approximately 29%, 29% and 16%, respectively, of gross accounts receivable. Additionally, two product development, contract manufacturing, and royalty customer accounted for 11% and 10% of total revenue, respectively.
For the nine month period ended September 30, 2020, three customers accounted for approximately 34%, 15% and 11% of net product sale income and approximately 46%, 20% and 16%, respectively, of gross accounts receivable. Additionally, one product development, contract manufacturing, and royalty customer accounted for 17% of total revenue.
For the nine month period ended September 30, 2020, one product accounts for approximately 21% of the net product sale income.
The Company maintains cash balances in various financial institutions. Accounts are insured by the Federal Deposit Insurance Corporation up to $250,000. At times, deposits may exceed the amount of insurance provided on such deposits. The Company monitors the stability of its banking institutions and, historically, has not experienced any losses.
Note 13   Retirement Plans
A defined contribution 401(k) plan is maintained for all eligible employees and members. Participants may elect to defer their compensation to the plan on a pre- or post-tax basis within the limits permitted by the Internal Revenue Code. The Company may make discretionary contributions based on employee contributions. No such contributions were made by the Company during the nine month periods ended September 30, 2021 and 2020.

Novitium Pharma LLC and Subsidiary
Notes to the Consolidated Financial Statements
September 30, 2021 and 2020 (Unaudited)
Note 14   Recent Accounting Pronouncements
Effective for its annual consolidated financial statements for 2022, the Company expects to adopt new accounting standards issued by FASB that will require significant changes in accounting for operating leases under which the Company is lessee. Upon adoption, among other effects, the Company will be required to record assets and liabilities for all operating lease obligations with terms of 12 months or greater. The Company is currently in the process of evaluating the impact of adoption of this guidance on the consolidated financial statements.

SUPPLEMENTARY INFORMATION

Novitium Pharma LLC and Subsidiary
Consolidated Schedules of Direct Costs, Research and Product Development Expenses, and General and
Administrative Expenses
For the Nine Month Periods Ended September 30, 2021 and 2020 Unaudited
	2021	2020
Direct Costs
Materials	$8,612,346	$5,719,778
Payroll, payroll taxes and employee benefits	2,820,413	2,189,693
Direct production	2,016,023	1,296,318
Direct reimbursable costs	365,067	1,527,752
Shipping and importing	289,260	199,531
Total Direct Costs	$14,103,109	$10,933,072
Research and Product Development Expenses
Analytical research and development	$3,613,946	$3,568,091
Product development	3,166,855	3,518,171
Regulatory affairs	2,114,541	2,826,322
Quality assurance	798,963	685,667
NVPL	414,701	435,095
Total Research and Product Development Expenses	$10,109,006	$11,033,346
General and Administrative Expenses
Sales and distribution	$2,019,495	$1,563,753
Facilities and engineering	967,817	1,219,242
Officers’ expense	610,979	569,966
Finance and accounting	432,432	464,664
Insurance	382,348	149,417
Human resources	341,873	146,262
Other general and administrative expenses	226,266	192,093
Taxes	13,919	83,065
Information technology	77,525	71,312
Legal	28,432	464,425
Total General and Administrative Expenses	$5,101,086	$4,924,199

Unaudited Pro Forma Condensed Combined Financial Information
The following unaudited pro forma combined financial information is presented to illustrate the estimated effect of the Merger Agreement to acquire Novitium Pharma LLC, a privately held, New Jersey-based pharmaceutical company with development, manufacturing, and commercialization capabilities for $171.0 million, including $89.5 million in cash, an estimated working capital adjustment of $1.6 million and 2,466,667 restricted shares of common stock for approximately $79.9 million (based on the ANI Pharmaceuticals Inc.’s (“ANI” or the “Company”) price per share as of October 22, 2021), plus two potential future cash earn-outs of up to $46.5 million in aggregate (the “Acquisition”). The transaction, including the equity financing, has been approved by the ANI Board of Directors and the Company’s stockholders and is expected to close in the fourth quarter of 2021, subject to regulatory approval. For more information about the Acquisition, see the section entitled “The Acquisition of Novitium”.
The Company will finance the Acquisition with a new $340.0 million Senior Secured Credit Facility (the “Facility”), consisting of a $300.0 million Term Loan B and a $40.0 million revolving credit facility, and a $25.0 million PIPE Investment by Ampersand 2020 Limited Partnership, an affiliate of Ampersand Capital Partners, of which the Company’s chairman of the board of directors is an operating partner. The new debt financing will be secured by substantially all the assets of ANI and its subsidiaries and used for the cash portion of the acquisition and to refinance all of ANI’s existing senior credit facilities.
The following unaudited pro forma combined balance sheet as of September 30, 2021, and the unaudited pro forma combined statement of operations for the nine months ended September 30, 2021 and for the year ended December 31, 2020 are based on the audited historical consolidated financial statements of ANI as of and for the year ended December 31, 2020, and unaudited condensed interim financial statements of ANI as of and for the nine months ended September 30, 2021, incorporated by reference into this prospectus supplement, and the audited historical consolidated financial statements of Novitium as of and for the year ended December 31, 2020, included in ANI’s definitive proxy statement filed with the SEC on April 29, 2021 relating to the June 2021 Annual Meeting of Stockholders and the unaudited interim financial statements of Novitium as of and for the nine months ended September 30, 2021, included elsewhere in the prospectus supplement. The unaudited pro forma combined financial information gives effect to the Acquisition as if it occurred on (i) September 30, 2021 for purposes of the Unaudited Pro Forma Combined Balance Sheet, and (ii) on January 1, 2020 for purposes of the Unaudited Pro Forma Combined Statement of Operations for the nine months ended September 30, 2021 and for the year ended December 31, 2020.
The unaudited preliminary pro forma adjustments are based upon currently available information and certain assumptions that we believe are reasonable under the circumstances. This unaudited pro forma consolidated financial information has been prepared to give effect to the acquisition of Novitium. In addition to the Acquisition, the pro forma effects of the consummation of other transactions that have occurred or are probable for which disclosure of pro forma financial information would be material to investors have been included herein, such as the use of proceeds and financing arrangements related to the Acquisition.
The unaudited pro forma combined financial information herein has been adjusted to depict the accounting of a business combination for the Acquisition (“Transaction Accounting Adjustments”), which reflect the application of the purchase accounting required by GAAP, linking the effects of the Acquisition to the historical consolidated financial statements. In addition, preliminary pro forma adjustments have been presented related to the financing of the Acquisition and other material items. Items that do not meet the classification requirements as Transaction Accounting Adjustments are shown in a separate column entitled “Financing and Other Adjustments.” The unaudited pro forma combined financial information does not present any synergies and other transaction effects that have occurred or are expected to occur (“Management’s Adjustments”) and only presents Transaction Accounting Adjustments and Financing and Other Adjustments.
The unaudited preliminary pro forma adjustments for the Acquisition were made primarily to reflect:
•
Transaction Accounting Adjustments

•
The acquisition of Novitium;

•
Changes in the carrying values of certain assets and liabilities based on a preliminary valuation analysis to reflect their estimated fair values at the date of closing of the acquisition, including values assigned to previously unrecognized intangible assets and related changes in amortization expenses;

•
Transaction costs and fees in connection with the Acquisition; and

•
The effect of the above adjustments on income tax.

•
Financing and Other Adjustments related to probable and consummated transactions considered to be material to investors:

•
The expected issuance and sale of 25,000 shares of Series A Convertible Preferred Stock (the “Series A Preferred Stock”) for a purchase price of $1,000 per share (the “PIPE Financing”); and

•
The incurrence of additional debt by ANI under the Term Loan B Facility and the Revolver Credit Facility to fund a portion of the Acquisition, repay the debt outstanding under the Company’s five-year Senior Secured Credit Facility (the “Credit Facility”), and to pay related fees and expenses; and

•
The effect of the above adjustments on income tax.

The unaudited pro forma combined financial information should be read in conjunction with the accompanying notes to the unaudited pro forma combined financial statements. In addition, the unaudited pro forma combined financial information is based on, and should be read in conjunction with, the following historical consolidated financial statements and notes:
•
the unaudited consolidated financial statements of ANI as of September 30, 2021, and for the nine months then ended and the related notes thereto included in ANI’s Quarterly Report on the Form 10-Q for the nine months ended September 30, 2021, incorporated by reference into the prospectus supplement;

•
the audited consolidated financial statements of ANI as of December 31, 2020 and for the year then ended and the related notes thereto included in ANI’s Annual Report on the Form 10-K for the year ended December 31, 2020, incorporated by reference into the prospectus supplement;

•
the unaudited consolidated financial statements of Novitium as of September 30, 2021 and for the nine months then ended and the related notes thereto included elsewhere in this prospectus supplement; and

•
the audited consolidated financial statements of Novitium as of December 31, 2020 and for the year then ended and the related notes thereto included in ANI’s definitive proxy statement filed with the SEC on April 29, 2021 relating to the June 2021 Annual Meeting of Stockholders.

The pro forma financial information has been prepared by us in accordance with Regulation S-X Article 11, Pro Forma Financial Information, as amended by the final rule, Release No. 33-10786, which is referred to herein as Article 11. The pro forma financial information is based on various adjustments and assumptions and is not necessarily indicative of what our consolidated statements of operations or consolidated balance sheet actually would have been had the Acquisition been completed as of the dates indicated or will be for any future periods. The pro forma financial information does not purport to project our future financial position or operating results following the completion of the Acquisition. The pro forma financial information does not include adjustments to reflect any potential revenue, synergies or dis-synergies, or cost savings that may be achievable in connection with the Acquisition, or the associated costs that may be necessary to achieve such revenues, synergies or cost savings.
The Acquisition will be accounted for as a business combination using the acquisition method of accounting in accordance with ASC 805, Business Combinations (“ASC 805”). The acquisition method of accounting requires use of the fair value concepts defined in ASC 820, Fair Value Measurement (“ASC 820”). ASC 820 defines fair value as “the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date.” The pro forma information presented, including the allocation of the purchase price, is based on preliminary estimates of the fair values of the assets acquired and liabilities assumed, available information as of the date of this prospectus supplement and the Company’s assumptions, and will be revised as additional information becomes available. The final purchase price allocation is dependent on, among other things, the finalization of the preliminary asset and liability valuations. The actual adjustments to our consolidated financial statements upon the closing of the Acquisition will depend on a number of factors, including additional information available and the actual balance of our net assets on the closing date. Therefore, the actual adjustments will differ from the pro forma adjustments, and the differences may be material. Any final adjustments will change the allocation of the purchase price, which could affect the fair value assigned to the assets and liabilities and could result in a change to the unaudited pro forma consolidated financial information, including a change to goodwill.

ANI PHARMACEUTICALS, INC.
UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
AS OF SEPTEMBER 30, 2021
(in ’000)
	Historical ANI	Novitium after Adjustments and Reclassification (Note 3)	Transaction Accounting Adjustments (Note 4)		Financing & Other Adjustments (Note 5)		Pro Forma
Assets
Current Assets:
Cash and cash equivalents	$15,254	$5,332	$(93,419)	(a)	$106,241	(a)	$33,408
Accounts Receivable	106,714	23,842	—		—		130,556
Inventories, net	61,684	10,786	4,146	(b)(ii)	—		76,616
Prepaid income taxes	3,030	—	—		—		3,030
Prepaid expenses and other current assets	4,702	996	—		(175)	(a)(iii)(xi)	5,523
Total Current Assets	191,384	40,956	(89,273)		106,066		249,133
Property and equipment, net	39,526	10,446	3,500	(b)(iii)	—		53,472
Restricted cash	5,001	—	—		—		5,001
Deferred tax assets, net of deferred tax liabilities and valuation allowance	60,196	—	(28,606)	(b)(iv)	—		31,590
Intangible assets, net	170,141	631	117,269	(b)(v)	—		288,041
Goodwill	3,580	—	59,009	(b)(vi)	—		62,589
Other non-current assets	626	1,521	—		(313)	(a)(iii)	1,834
Total Assets	470,454	53,554	61,899		105,753		691,660
Current Liabilities:
Current debt, net of deferred financing costs	15,927	—	—		(14,806)	(a)(i)(ix)(x)	1,121
Accounts payable	11,513	1,207	—		—		12,720
Accrued expenses and other	4,893	4,238	—		(3,122)	(a)(iv)(v)	6,009
Accrued royalties	3,996	—	—		—		3,996
Accrued compensation and related expenses	4,539	—	—		—		4,539
Current income taxes payable, net	—	—	—		—		—
Accrued Government rebates	11,713	—	—		—		11,713
Returned goods reserve	32,229	—	—		—		32,229
Deferred revenue	62	56	—		—		118
Total current liabilities	84,872	5,501	—		(17,928)		72,445
Non-current liabilities
Non-current debt, net of deferred financing costs and current component	186,063	1,241	—		100,316	(a)(i)(viii)(x)	287,620
Derivatives and other non-current liabilities	8,116	—	31,100	(a)(ii)	—		39,216
Total Liabilities	279,051	6,742	31,100		82,388		399,281
Mezzanine Equity	—	—	—		24,850	(a)(vi)(vii)	24,850
Stockholders’ Equity
Common stock	1	—	—		—		1
Treasury Stock	(3,135)	—	—		—		(3,135)
Additional paid in capital	222,211	13,065	66,835	(a)(iii) /(c)	—		302,311
(Accumulated Deficit)/retained earnings	(23,439)	33,767	(36,056)	(c)	(1,485)	(a)(ii)(iii)	(27,213)
Accumulated other comprehensive loss, net of tax	(4,235)	(20)	20	(c)	—		(4,235)
Total Stockholders’ equity	191,403	46,812	30,799		(1,485)		267,529
Total Liabilities and Stockholders’ equity	$470,454	$53,554	$61,899		$105,753		$691,660

ANI PHARMACEUTICALS, INC.
UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2021
(in ’000)
	Historical ANI	Novitium after Adjustments and Reclassification (1) (Note 3)	Transaction Accounting Adjustments (Note 4)		Financing & Other Adjustments (Note 5)		Pro Forma (Note 6)
Net Revenues	$155,207	$47,266	$—		$—		$202,473
Operating Expenses
Cost of Sales	66,712	14,103	—		—		80,815
Research and development	8,229	10,109	—		—		18,338
Selling, general, and administrative	53,588	6,487	(6,828)	(d)	56	(b)	53,303
Depreciation and amortization	33,568	2,367	7,528	(e)	—		43,463
Legal settlement expense	8,400	—	—		—		8,400
Cotrophin pre-launch charges	780	—	—		—		780
Total Operating Expenses	171,277	33,066	700		56		205,099
Operating (Loss)/Income	(16,070)	14,200	(700)		(56)		(2,626)
Other Expenses, net
Interest expense	(7,482)	4	—		(8,879)	(b)	(16,357)
Other expense, net	(1,653)	1,329	—		—		(324)
(Loss)/Income Before Benefit/(Provision) for Income Taxes	(25,205)	15,533	(700)		(8,935)		(19,307)
Benefit for income taxes	6,738	—	161	(f)	2,047	(c)	8,946
Net (Loss)/Income	$(18,467)	$15,533	$(539)		$(6,888)		$(10,361)
Basic and Diluted (Loss)/Earnings per Share:
Basic loss per Share	(1.53)						(0.80)
Diluted Loss per Share	(1.53)						(0.80)
Basic Weighted-Average Shares Outstanding	12,066						14,532
Diluted Weighted-Average Shares Outstanding	12,066						14,532

ANI PHARMACEUTICALS, INC.
UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2020
(in ’000)
	Historical ANI	Novitium after Adjustments and Reclassification (1) (Note 3)	Transaction Accounting Adjustments (Note 4)		Financing & Other Adjustments (Note 5)		Pro Forma Combined (Note 6)
Net Revenues	$208,475	$53,147	$—		$—		$261,622
Operating Expenses
Cost of sales	87,157	15,062	4,146	(e)	—		106,365
Research and development	16,001	15,671	—		—		31,672
Selling, general, and administrative	64,986	7,116	7,074	(d)	75	(b)	79,251
Depreciation and amortization	44,638	2,860	10,037	(e)	—		57,535
Cotrophin pre-launch charges	11,263	—	—		—		11,263
Intangible asset impairment charge	446	—	—		—		446
Total Operating Expenses	224,491	40,709	21,257		75		286,532
Operating (Loss)/Income	(16,016)	12,438	(21,257)		(75)		(24,910)
Other Expense, net
Interest expense	(9,452)	55	—		(15,338)	(b)	(24,735)
Other expense, net	(494)	(12)	—		—		(506)
(Loss)/Income Before Benefit/(Provision) for Income Taxes	(25,962)	12,481	(21,257)		(15,413)		(50,151)
Benefit for income taxes	3,414	—	4,868	(f)	3,529	(c)	11,811
Net (Loss)/Income	$(22,548)	$12,481	$(16,389)		$(11,884)		$(38,340)
Basic and Diluted Loss Per Share:
Basic Loss Per Share	(1.88)						(2.77)	(a)
Diluted Loss Per Share	(1.88)						(2.77)	(b)
Basic Weighted-Average Shares Outstanding	11,964						14,431	(a)
Diluted Weighted-Average Shares Outstanding	11,964						14,431	(b)

Note 1 — Description of the Transactions
On March 8, 2021, ANI Pharmaceuticals, Inc. (“ANI” or the “Company”) announced that it has signed a definitive agreement (the “Merger Agreement”) to acquire Novitium Pharma, a privately held, New Jersey-based pharmaceutical company with development, manufacturing, and commercialization capabilities for $171.0 million, including $89.5 million in cash, an estimated working capital adjustment of $1.6 million and 2,466,667 restricted shares of common stock for approximately $79.9 million, plus two potential future cash earn-outs of up to $46.5 million. The transaction, including the equity financing, has been approved by the ANI Board of Directors and ANI stockholders and is expected to close in the fourth quarter of 2021, subject to regulatory approvals.
Novitium Pharma is a U.S. based pharmaceutical company that specializes in development, manufacturing, and distribution of niche generic products. The Company, founded in 2016 by Samy Shanmugam, Chad Gassert and Vijay Thorappadi, has built a growing commercial product portfolio spanning a diverse range of dosage forms and therapeutic categories, as well as a strong base of pharmaceutical customers for its contract development and manufacturing services.
The Company will finance the Acquisition with a new $340.0 million Senior Secured Credit Facility, consisting of a $300.0 million Term Loan B and a $40.0 million revolving credit facility and a $25.0 million PIPE Investment by Ampersand Capital Partners. The new Facility will be secured by substantially all the assets of ANI and its subsidiaries and used for the cash portion of the acquisition and to refinance ANI’s existing senior credit facilities.
Note 2 — Basis of Presentation
The unaudited pro forma condensed combined financial information presents the pro forma condensed combined financial position and results of operations of ANI based upon the historical financial statements of ANI and Novitium after giving effect to the Acquisition, the PIPE Financing and the Facility and are intended to reflect the impact of such on ANI’s consolidated financial statements. The unaudited pro forma combined financial information gives effect to the acquisition as if it occurred on (i) September 30, 2021 for purposes of the unaudited pro forma combined balance sheet, and (ii) on January 1, 2020 for purposes of the unaudited pro forma combined statement of operations for the nine months ended September 30, 2021 and for the year ended December 31, 2020.
The Acquisition will be accounted for as a business combination, with ANI treated as the “acquirer” and Novitium treated as the “acquired” company for financial reporting purposes. Under the acquisition method of accounting, the total estimated purchase price of an acquisition is allocated to the net tangible and intangible assets based on their estimated fair values. Such valuations are based on available information and certain assumptions that management believes are reasonable. The preliminary allocation of the purchase price to the tangible and intangible assets acquired and liabilities assumed is based on various preliminary estimates. Accordingly, the pro forma adjustments are preliminary and have been made solely for the purpose of providing this unaudited pro forma combined financial information. Differences between these preliminary estimates and the final acquisition accounting may occur and these differences could be material. The differences, if any, could have a material impact on the accompanying unaudited pro forma condensed combined financial information and ANI’s future results of operations and financial position.
The unaudited pro forma condensed combined financial information includes certain reclassifications to conform the historical financial statement presentation of Novitium to ANI. See “Note 3 — Reclassifications and Conforming Accounting Policies” herein for additional information on the reclassifications.
Note 3 — Reclassification and Conforming Accounting Policies
Certain adjustments have been made to the historical consolidated financial statements of Novitium to conform Novitium’s financial statement presentation to ANI’s historical consolidated financial statements. In addition, certain adjustments have been made to conform Novitium accounting policies to those of ANI. At the current time, we are not aware of any material differences in accounting policies that would have a material impact on the pro forma financial information, other than ASU No. 2016-02, Leases (Topic 842), which is referred to as ASC 842. Novitium has not yet adopted ASC 842, whereas ANI has adopted ASC 842 with an effective date of January 1, 2019. For purposes of the unaudited condensed combined balance sheet as of September 30, 2021, an adjustment has been made to record the estimated right-of-use asset (“ROU”) and lease liability as if Novitium had adopted the standard on September 30, 2021.
Following the acquisition date, we will conduct a review of Novitium’s accounting policies during its integration to determine if there are any additional differences that require adjustments of Novitium’s revenues, expenses, assets, or liabilities to conform to our accounting policies and classifications. As a result of that review, we may identify further differences between the accounting policies of the two companies that, when conformed, could have a material impact on the pro forma financial information.
Reclassifications and adjustments for the balance sheet as of September 30, 2021 include the following (in thousands):
	Historical Novitium (USD in thousands)	Reclassifications	Accounting Policy Adjustments	Novitium after Reclassifications and Adjustments
Assets
Current Assets:
Cash and cash equivalents	$5,332	$—	$—	$5,332
Accounts receivable, net	19,971	3,871 (1)(2)	—	23,842
Royalty receivable	2,483	(2,483)(1)	—	—
Inventory	10,786	—	—	10,786
Prepaid expenses and other current assets	864	132(3)	—	996
Related party loan payable	132	(132)(3)	—	—
Total Current Assets	39,568	1,388	—	40.956
Property and equipment, net	9,075	1,371(4)	—	10,446
Construction in progress	1,371	(1,371)(4)	—	—
Intangible assets	631	—	—	631
Other non-current Assets	—	—	1,521(8)	1,521
Total Assets	50,645	1,388	1,521	53,554
Liabilities and Stockholders’ Equity
Current Liabilities:
Accounts payable	1,207	—	—	1,207
Accrued expenses and other	2,512	1,388(2)	338(8)	4,238
Unearned revenue	6	(6)(5)	—	—
Deferred revenue	50	6(5)	—	56
Total Current Liabilities	3,775	1,388	338	5,501
Derivatives and other non-current liabilities	—	116(6)	1,125(8)	1,241
Deferred Rent	116	(116)(6)	—	—
Total Liabilities	3,891	1,388	1,463	6,742
Additional Paid-in capital	—	13,065(7)	—	13,065
(Accumulated deficit)/retained earnings	33,709	—	58(8)	33,767
Accumulated other comprehensive loss, net of tax	(20)	—	—	(20)
Class A Members’ capital contributions	8,346	(8,346)(7)	—	—
Class B Members’ capital contributions	4,719	(4,719)(7)	—	—
Total Members’ Equity	46,754	—	58	46,812
Total Liabilities and Members’ equity	$50,645	$1,388	$1,521	$53,554

(1)
Reclassification of “Royalty receivable” to “Accounts receivable, net”.

(2)
Reclassification of sales return allowances from “Accounts receivable, net” to “Accrued expenses and other”

(3)
Reclassification of “Related party loan payable” to “Prepaid expenses and other current assets”.

(4)
Reclassification of “Construction in progress” to “Property and equipment, net”.

(5)
Reclassification of “Unearned revenue” to “Deferred revenue”.

(6)
Reclassification of “Deferred rent” to “Derivative and other non-current liabilities”.

(7)
Reclassification of “Class A Members’ capital contributions” and “Class B Members’ capital contributions” to “Additional Paid-in capital”.

(8)
To conform the accounting policies of Novitium with ANI, an adjustment is included related to the adoption of ASC 842 — Leases. Per the accounting guidance, a Right of Use of Asset was recorded amounting to $1.5 million, as well as a current and non-current lease obligation amounting to $0.3 million and $1.1 million, respectively. The historical deferred rent of $0.1 million associated with the lease payments related to the NJ Building was also removed. The Company concluded that the impact to the statement of operations was not material.

Reclassifications and adjustments for the Statement of Operations for the nine months ended September 30, 2021 include the following (in thousands):
	Historical Novitium (USD in thousands)	Reclassifications	Novitium after Reclassifications and Adjustments
Net Revenues	$33,751	$13,515(1)	$47,266
Royalty Income	6,683	(6,683)(1)	—
Collaboration agreement revenues	3,861	(3,861)(1)	—
Contract manufacturing	2,971	(2,971)(1)	—
Operating expenses
Cost of Sales	14,103	—	14,103
Research and Development	10,109	—	10,109
Selling, general and administrative	5,101	1,386(3)	6,487
Depreciation and amortization	2,367	—	2,367
Total operating expense	31,680	1,386	33,066
Operating (Loss)/Income	15,586	(1,386)	14,200
Interest expense, net	4	—	4
Other Expense, net	—	1,329(2)	1,329
Paycheck Protection Program loan forgiveness	1,316	(1,316)(2)	—
Foreign exchange loss	13	(13)(2)	—
Merger expenses	(1,386)	1,386(3)	—
(Loss)/Income Before Benefit/(Provision) for Income Taxes	15,533	—	15,533
Benefit/(Provision) for Income Taxes	—	—	—
Net (Loss)/Income	$15,533	$—	$15,533

(1)
Reclassification of “Royalty income”, “Collaboration agreement revenues” and “Contract manufacturing” to “Net Revenues”.

(2)
Reclassification of “Other income” and “Foreign exchange loss” to “Other Expense, net”.

(3)
Reclassification of “Merger expenses” to “Selling, general and administrative expenses”.

Reclassifications and adjustments for the Statement of Operations for the year ended December 31, 2020 include the following (in thousands):
	Historical Novitium	Reclassifications	Novitium after Reclassifications and Adjustments
Net Revenues	$33,038	$20,109(1)	$53,147
Royalty income	7,458	(7,458)(1)	—
Collaboration agreement revenues	7,325	(7,325)(1)	—
Contract manufacturing	5,326	(5,326)(1)	—
Operating expenses
Cost of Sales	15,062	—	15,062
Research and Development	15,671	—	15,671
Selling, general and administrative	7,116	—	7,116
Depreciation and amortization	2,860	—	2,860
Total operating expense	40,709	—	40,709
Operating Income	12,438	—	12,438
Other expense, net
Interest expense, net	55	—	55
Other Expense, net	—	(12)(2)	(12)
Other income	8	(8)(2)	—
Foreign exchange loss	(20)	20(2)	—
(Loss)/Income Before Benefit/(Provision) for Income Taxes	12,481	—	12,481
Net Income	$12,481	$—	$12,481

(1)
Reclassification of “Royalty income”, “Collaboration agreement revenues” and “Contract manufacturing” to “Net Revenues”.

(2)
Reclassification of “Other income” and “Foreign exchange loss” to “Other Expense, net”.

Note 4 — Transaction Accounting Adjustments
Represents the Transaction Accounting Adjustments, giving effect to the Acquisition, as follows:
(a)
Reflects the (1) fair value of the consideration transferred, pursuant to the terms of the Merger Agreement, including the cash payment ($89.5 million upfront cash payment plus estimated net working capital adjustment of $1.6 million), restricted common shares to be issued to the sellers, and potential cash earn-out payments, as well as (2) estimated remaining transaction costs of approximately $2.3 million to be incurred subsequent to September 30, 2021. The fair value of the consideration transferred was determined as follows (in thousands):

Fair value of Acquisition Consideration
Upfront Cash Payment	$89,500
Net Working Capital Adjustment	1,630(i)
Contingent Consideration	31,100(ii)
Equity Consideration – restricted shares	79,900(iii)
Total Fair Value Consideration Transferred	$202,130

(i)
Represents the net working capital adjustment for the difference between the actual working capital as of September 30, 2021 and the target closing working capital as defined in the Merger Agreement.

(ii)
Represents the fair value of the potential cash earn-out payments, adjusted for the probability of the occurrence of the cash earn-out payment.

(iii)
Represent the fair value of the restricted shares transferred to the sellers, based on the number of restricted shares to be issues, 2,466,667, multiplied by the closing price of ANI ordinary shares on October 22, 2021 of $36.86 per share, adjusted for the restriction of the shares.

(b)
Reflects the preliminary purchase price allocation to the estimated fair value of identifiable assets acquired and liabilities assumed in the Acquisition, using the purchase method of accounting. The preliminary allocation is summarized as follows (in $ thousands):

Assets acquired and liabilities assumed	Book Value	Adjustment	Fair value
Cash and cash equivalents	$5,332	$—	$5,332(i)
Accounts Receivable, net	22,454	—	22,454(i)
Inventory	10,786	4,146	14,932(ii)
Prepaid Expenses and other current assets	996	—	996(i)
Property and equipment, net	10,446	3,500	13,946(iii)
Deferred tax assets, net of deferred tax liabilities and valuation allowance	—	(28,606)	(28,606)(iv)
Intangible assets	631	117,269	117,900(v)
Goodwill	—	59,009	59,031(vi)
Other non-current Assets	1,521	—	1,521(i)
Accounts payable	(1,207)	—	(1,207)(i)
Accrued expenses and other	(2,850)	—	(2,850)(i)
Deferred revenue	(56)	—	(56)(i)
Derivatives and other non-current liabilities	$(1,241)	$—	(1,241)(i)
	46,812	155,318	202,130

(i)
A preliminary fair value estimate equivalent to the current net book value has been assigned to the above respective acquired assets and assumed liabilities.

(ii)
Reflects the preliminary fair value adjustment relating to inventory.

(iii)
Reflects the preliminary fair value of the building transferred by the seller into the business as part of the transaction.

(iv)
Reflects the adjustment in deferred tax liability for the temporary difference between the book and tax basis as a result of the preliminary purchase price allocation. A blended statutory tax rate of 22.9% was used in establishing the deferred tax liability.

(v)
Reflects the preliminary fair value adjustment relating to identifiable intangible assets. The preliminary fair values and estimated useful lives of the identifiable intangible assets are as follows (in thousands):

	Estimated fair value	Weighted average estimated useful life (in years)
Intangible assets – Commercial products	$53,500	8.5
Intangible assets – Partner/CMO relationships	24,600	7.0
Indefinite-lived intangible assets -IPR&D – 2021 launches	8,700
Indefinite-lived intangible assets -IPR&D – 2022 launches	31,100
	$117,900
The acquisition method of accounting is dependent upon certain valuations that are provisional and subject to change. Accordingly, the pro forma adjustments are preliminary and made solely for the purpose of providing this unaudited pro forma condensed combined financial information. A final determination of the fair value for certain assets and liabilities will be completed as soon as the information necessary to complete the analysis is the obtained, but no later than one year from the acquisition date. Differences between these preliminary estimates and the final acquisition accounting may occur and these differences could be material.
For each 10% increase or decrease in the preliminary fair value of definite-lived intangible assets assuming a weighted-average remaining useful life of 8 years, annual amortization expense would increase or decrease by approximately $1.0 million.
(vi)
The goodwill is measured as the excess of the purchase consideration over the fair value of identifiable assets acquired, less liabilities assumed and represents expected revenue and cost synergies.

(c)
Reflect the elimination of the Novitium Members’ Capital contributions, historical Retained Earnings and Accumulated Other Comprehensive loss with a carrying value of $13.1 million, $33.7 million and a loss of $19,500, respectively. Retained earnings also reflects the recognition of the remaining estimated transaction costs of approximately $2.3 million.

(d)
For the year ended December 31, 2020, reflects the incurred and the remaining estimated transaction costs of $7.4 million to be incurred by ANI related to the Acquisition less the $0.3 million removal of rent expense related to the office building acquired. No transaction costs are included in the historical income statement of ANI for the year ended December 31, 2020.

For the 9 months ended September 30, 2021, reflects the elimination of the actual transaction costs incurred by ANI related to the Acquisition recorded in this reporting period, and the removal of the rent expense related to the office building acquired amounting to $0.4 million for the 9 months ended September 30, 2021. For the pro forma financial statements, the historically incurred and reported transaction costs are reflected in the year ended December 31, 2020, giving effect to the Acquisition as if it occurred on January 1, 2020. Furthermore, the transaction costs incurred by Novitium during the 9 months ended September 30, 2021, amounting to $1.4 million, are eliminated.
(e)
Reflects estimated incremental depreciation and amortization resulting from the adjustment of intangible assets, PP&E, as well as the incremental costs related to the step-up of inventory to fair value in connection with purchase accounting. The incremental costs related to the step-up of inventory are expected to be amortized within 12 months after the close of the Acquisition.

(f)
Reflects the estimated tax effect of the pro forma adjustments using ANI’s blended statutory tax rate of 22.9%.

Note 5 — Financing & Other Adjustments
Represents the other material pro forma adjustments, giving effect to the PIPE Financing, the borrowing under the Term Loan Facility, the commitment fees paid in connection with the Revolver Credit Facility (which we expect to be undrawn at the closing of the Acquisition) and the repayment of ANI’s existing Secured Credit Facility, as follows:
(a)
Reflects the increase in cash as a result of the issuance of Series A Convertible Preferred Stock of $25.0 million, the borrowing under the Term Loan Credit Facility of $300.0 million, offset by the repayment of ANI’s existing Secured Credit Facility of $202.9 million (with a carrying value of $202.0 million, net of deferred financing costs), $0.7 million in accrued interest, the payment of estimated preferred stock issuance and new debt issuance costs of $0.2 million and $12.5 million respectively, the payment of a ticking fee related to the Credit Facility of $2.4 million accrued during the 9 months ended September 30, 2021, and the annual debt administration fee of $0.1 million, resulting in a cash inflow of $106.2 million, and summarized as follows (in thousands):

Repayment of existing Senior Secured Credit facility	$(201,990)(i)
Extinguishment loss on termination	(922)(ii)
Write-off deferred financing costs – historical revolver	(563)(iii)
Payment of accrued interest	(688)(iv)
Payment of ticking fees on Credit Facility	(2,434)(v)
Retirement of existing Debt	(206,597)
PIPE Financing	25,000(vi)
Less: Issuance costs	(150)(vii)
Issuance of new Debt (long-term portion)	297,000(viii)
Issuance of new Debt (current portion)	3,000(ix)
Less: Debt issuance costs	(12,500)(x)
Net proceeds new financing	312,350
Total Pro Forma Adjustment	$105,753

(i)
Reflects the repayment of the existing Secured Senior Secured Credit Facility, the current portion and non-current portion of which is $15.9 million and $186.1 million, respectively.

(ii)
Reflects the loss on early extinguishment of the historical term loans.

(iii)
Reflects the write-off of the deferred financing costs related to the historical revolver.

(iv)
Reflects the repayment of accrued interest from the Company’s Existing Secured Credit Facilities of $0.7 million.

(v)
Reflects the repayment of the accrued ticking fees from the Company’s Credit Facility of $2.4 million.

(vi)
Reflects the proceeds from the issuance 25,000 Series A Convertible Preferred Stock, for a purchase price of $1,000 per share. Pursuant to the terms of the Series A Convertible Preferred Stock, the instruments will be classified as mezzanine equity in the Company’s consolidated financial statements. The holders of the Series A Convertible Preferred Stock participate in the distribution of any ordinary dividend on the Common Stock calculated on an as-converted basis.

(vii)
Reflect the issuance costs paid by the Company for the PIPE Financing by Ampersand Capital Partners. The Issuance costs offset the carrying value of the Mezzanine Equity.

(viii)
Reflect the non-current portion of the borrowing under the Term Loan Facility of $297.0 million less current portion, offset by the payment of estimated debt issuance costs of $12.5 million, of which $1.9 million and $1.4 million will be amortized over the next 12 months and 9 months periods, respectively, as of September 30, 2021.

(ix)
Reflects the increase in the current portion of long-term debt of $3.0 million as a result of the borrowing under the Term Loan Facility. The current portion of long-term debt represents the contractual principal payments due within 12 months of September 30, 2021. After the initial payment, contractual principal payments of 1.00% are due at each anniversary of the issuance date.

(x)
Reflects the debt issuance costs paid by the Company for the Term Loan Facility.

(xi)
Reflects the annual admin fee of $0.1 million on the Term Loan Facility.

(b)
Represents (1) the incremental interest expenses related to the Term Loan Facility amounting to $7.5 million and $10.7 million for the 9 months ended September 30, 2021 and year ended December 31, 2020, respectively, (2) the $0.1 million and $0.1 million admin fee on the Term Loan Facility for the 9 months ended September 30, 2021 and year ended December 31, 2020, respectively, and (3) the non-cash amortization of debt issuance costs and original issue discount amounting to $1.4 million and $1.9 million for the 9 months ended September 30, 2021 and year ended December 31, 2020, respectively. Furthermore, for the year ended December 31, 2020, represents the debt extinguishment loss and write off of debt issuance costs related to the existing Secured Senior Credit Facility and existing revolver amounting to $2.7 million, giving effect to the transaction as if it occurred on January 1, 2020.

The interest rates for pro forma purposes are based on the rates to be effective upon closing of the transactions. Assuming the Revolver Credit Facility is fully drawn, each 0.125% change in assumed blended interest rates would result in an approximately $0.4 million change in the annual interest expense on indebtedness under the Term Loan Facility and Revolver Credit Facility.
(c)
Reflects the estimated tax effect of the pro forma adjustments using ANI’s blended statutory tax rate of 22.9%.

Note 6 — Loss per Share
Represents the impact of the preliminary pro forma adjustment on the weighted basic and diluted loss per share, giving effect to the restricted shares to be issued to the sellers as part of the Acquisition, as well as the PIPE Financing.
(a)
Basic loss per share is calculated using the two-class method by dividing adjusted pro forma net loss by the weighted average shares outstanding. Pro forma net loss is adjusted for the Series A Convertible Preferred Stock dividend and is divided by the weighted average shares of Common Stock outstanding (without assuming conversion of the Series A Preferred Stock) for purposes of calculating basic loss per share. To determine the weighted average shares of Common Stock outstanding, the 2,466,667 restricted shares to be issued to the seller are assumed to be outstanding as of January 1, 2020.

The weighted average impact of the Series A Convertible Preferred Stock, on an if-converted basis, was not included in the calculation of diluted loss per share as the impact would be anti-dilutive.

PROSPECTUS
$350,000,000
ANI Pharmaceuticals, Inc.
Common Stock
Preferred Stock
Debt Securities
Warrants
Units
Rights

From time to time, we may offer and sell up to an aggregate of $350,000,000 of any combination of the securities described in this prospectus in one or more offerings. The securities we may offer may be convertible into or exercisable or exchangeable for other securities. We may offer the securities separately or together, in separate classes or series and in amounts, at prices and on terms that will be determined at the time the securities are offered.
This prospectus describes some of the general terms that may apply to these securities. Each time securities are sold, the specific terms and amounts of the securities being offered, and any other information relating to the specific offering will be set forth in a supplement to this prospectus. We may also authorize one or more free writing prospectuses to be provided to you in connection with these offerings. The prospectus supplement and any related free writing prospectus may also add, update or change information contained in this prospectus. You should carefully read this prospectus, the applicable prospectus supplement and any related free writing prospectus, as well as any documents incorporated by reference, before you invest in any of the securities being offered. This prospectus may not be used to sell our securities unless accompanied by a prospectus supplement.
Our common stock is traded on The Nasdaq Global Market under the symbol “ANIP”. The applicable prospectus supplement will contain information, where applicable, as to any other listing, if any, of the securities covered by the applicable prospectus supplement.
We may offer and sell our securities to or through one or more underwriters, dealers and agents, or directly to purchasers, on an immediate, continuous or delayed basis. The names of any underwriters, dealers or agents and the terms of the arrangements with such entities will be stated in the accompanying prospectus supplement. See the sections of this prospectus entitled “About this Prospectus” and “Plan of Distribution” for more information.
Investing in our securities involves a high degree of risk. You should review carefully the risks and uncertainties referenced under the heading “Risk Factors” on page 4 of this prospectus as well as those contained in the applicable prospectus supplement and any related free writing prospectus, and in the other documents that are incorporated by reference into this prospectus or the applicable prospectus supplement.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The date of this prospectus is July 17, 2020.

We are responsible for the information contained and incorporated by reference in this prospectus, in any accompanying prospectus supplement, and in any related free writing prospectus we prepare or authorize. We have not authorized anyone to give you any other information, and we take no responsibility for any other information that others may give you. If you are in a jurisdiction where offers to sell, or solicitations of offers to purchase, the securities offered by this documentation are unlawful, or if you are a person to whom it is unlawful to direct these types of activities, then the offer presented in this document does not extend to you. The information contained in this document speaks only as of the date of this document, unless the information specifically indicates that another date applies. Neither the delivery of this prospectus or any accompanying prospectus supplement, nor any sale of securities made under these documents, will, under any circumstances, create any implication that there has been no change in our affairs since the date of this prospectus, any accompanying prospectus supplement or any free writing prospectus we may provide you in connection with an offering or that the information contained or incorporated by reference is correct as of any time subsequent to the date of such information. You should assume that the information in this prospectus or any accompanying prospectus supplement, as well as the information incorporated by reference in this prospectus or any accompanying prospectus supplement, is accurate only as of the date of the documents containing the information, unless the information specifically indicates that another date applies. Our business, financial condition, results of operations and prospects may have changed since those dates.

i

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement we filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. Under this process, we may sell any combination of the securities described in this prospectus from time to time in one or more offerings up to an aggregate dollar amount of $350,000,000. Before purchasing any securities, you should read this prospectus and any applicable prospectus supplement together with the additional information described under the headings “Where You Can Find Additional Information” and “Incorporation of Certain Information by Reference.”
This prospectus only provides you with a general description of the securities we may offer. Each time we sell a type or series of securities under this prospectus, we will provide a prospectus supplement that will contain more specific information about the terms of the offering, including the specific amounts, prices and terms of the securities offered. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. This prospectus may not be used to sell our securities unless accompanied by a prospectus supplement. Each such prospectus supplement and any free writing prospectus that we may authorize to be provided to you may also add, update or change information contained in this prospectus or in documents incorporated by reference into this prospectus. If this prospectus is inconsistent with the prospectus supplement, you should rely upon the prospectus supplement.
This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the heading “Where You Can Find Additional Information.”
This prospectus incorporates by reference, and any prospectus supplement or free writing prospectus may contain and incorporate by reference, market data and industry statistics and forecasts that are based on independent industry publications and other publicly available information. Although we believe these sources are reliable, we do not guarantee the accuracy or completeness of this information and we have not independently verified this information. In addition, the market and industry data and forecasts that may be included or incorporated by reference in this prospectus, any prospectus supplement or any applicable free writing prospectus may involve estimates, assumptions and other risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” contained in this prospectus, the applicable prospectus supplement and any applicable free writing prospectus, and under similar headings in other documents that are incorporated by reference into this prospectus. Accordingly, investors should not place undue reliance on this information.
Unless otherwise mentioned or unless the context requires otherwise, throughout this prospectus, any applicable prospectus supplement and any related free writing prospectus, the words “ANI”, “we”, “us”, “our”, the “company” or similar references refer to ANI Pharmaceuticals, Inc. and its subsidiaries; and the term “securities” refers collectively to our common stock, preferred stock, warrants, debt securities, or any combination of the foregoing securities.
We own various U.S. federal trademark registrations and applications and unregistered trademarks, including our corporate logo. This prospectus and the information incorporated herein by reference contains references to trademarks, service marks and trade names owned by us or other companies. Solely for convenience, trademarks, service marks and trade names referred to in this prospectus and the information incorporated herein, including logos, artwork, and other visual displays, may appear without the ® or ™ symbols, but such references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights or the rights of the applicable licensor to these trademarks, service marks and trade names. We do not intend our use or display of other companies’ trade names, service marks or trademarks to imply a relationship with, or endorsement or sponsorship of us by, any other companies. All trademarks, service marks and trade names included or incorporated by reference into this prospectus, any applicable prospectus supplement or any related free writing prospectus are the property of their respective owners.

ABOUT THE COMPANY
ANI Pharmaceuticals, Inc. and its consolidated subsidiaries, ANIP Acquisition Company and ANI Pharmaceuticals Canada Inc. (together, “ANI,” the “Company,” “we,” “us,” or “our”) is an integrated specialty pharmaceutical company focused on delivering value to our customers by developing, manufacturing, and marketing high quality branded and generic prescription pharmaceuticals. We focus on niche and high barrier to entry opportunities including controlled substances, anti-cancer (oncolytics), hormones and steroids, and complex formulations. Our three pharmaceutical manufacturing facilities, of which two are located in Baudette, Minnesota and one is located in Oakville, Ontario, are together capable of producing oral solid dose products, as well as semi-solids, liquids and topicals, controlled substances, and potent products that must be manufactured in a fully-contained environment. Our strategy is to use our assets to develop, acquire, manufacture, and market branded and generic specialty prescription pharmaceuticals. By executing this strategy, we believe we will be able to continue to grow our business, expand and diversify our product portfolio, and create long-term value for our investors.
Products
Our products include both branded and generic pharmaceuticals, including:
Generic Products	Branded Products
Aspirin and Extended Release Dipyridamole	Arimidex
Bretylium Tosylate Injection, USP	Atacand
Candesartan Hydrochlorothiazide	Atacand HCT
Cholestyramine	Casodex
Desipramine Hydrochloride	Cortenema
Diphenoxylate Hydrochloride and Atropine Sulfate	Inderal LA
Erythromycin Ethylsuccinate	Inderal XL
Erythromycin Ethylsuccinate for Oral Suspension	InnoPran XL
Esterified Estrogen with Methyltestosterone	Lithobid
Etodolac	Reglan
Ezetimibe-Simvastatin	Vancocin
Felbamate
Fenofibrate
Flecainide
Fluvoxamine
Hydrocortisone Enema
Hydrocortisone Rectal Cream (1% and 2.5%)
Indapamide
Lithium Carbonate ER
Mesalamine Enema
Methazolamide
Metoclopramide Syrup
Morphine Sulfate Oral Solution
Nilutamide
Nimodipine
Opium Tincture
Oxycodone Hydrochloride Capsules
Oxycodone Hydrochloride Oral Solution (5 mg/5 mL)
Oxycodone Hydrochloride Oral Solution (100 mg/5 mL)
Pindolol
Propafenone
Propranolol ER
Terbutaline Sulfate
Vancomycin
Vancomycin Hydrochloride for Oral Solution

Product Development Considerations
We consider a variety of criteria in determining which products to develop or acquire, all of which relate to the level of potential competition and expected profitability upon product launch. These criteria include:
•
Formulation Complexity.   Our development and manufacturing capabilities enable us to manufacture pharmaceuticals that are difficult to produce, including highly potent, extended release, combination, and low dosage products. This ability to manufacture a variety of complex products is a competitive strength that we intend to leverage in selecting products to develop or manufacture.

•
Patent Status.   We seek to develop products whose branded bioequivalents do not have long-term patent protection or existing patent challenges.

•
Market Size.   When determining whether to develop or acquire an individual product, we review the current and expected market size for that product at launch, as well as forecasted price erosion upon conversion from branded to generic pricing. We endeavor to manufacture products with sufficient market size to enable us to enter the market with a strong likelihood of being able to price our products both competitively and at a profit.

•
Profit Potential.   We research the availability and cost of active pharmaceutical ingredients in determining which products to develop or acquire. In determining the potential profit of a product, we forecast our anticipated market share, pricing, including the expected price erosion caused by competition from other generic manufacturers, and the estimated cost to manufacture the products.

•
Manufacturing.   We generally seek to develop and manufacture products at our own manufacturing plants in order to optimize the utilization of our facilities, ensure quality control in our products, and maximize profit potential.

•
Competition.   When determining whether to develop or acquire a product, we research existing and expected competition. We seek to develop products for which we can obtain sufficient market share, and may decline to develop a product if we anticipate significant competition. Our specialized manufacturing facilities provide a means of entering niche markets, such as hormone therapies, in which fewer generic companies are able to compete.

Corporate Information
The Company’s principal executive offices are located at 210 Main Street West, Baudette, Minnesota, 56623, its telephone number is (218) 634-3500, and its website address is www.anipharmaceuticals.com. The website and the information contained therein or connected thereto are not incorporated into this prospectus. The Company’s common stock is listed on The Nasdaq Global Market under the symbol “ANIP.”

RISK FACTORS
Investing in our securities involves a high degree of risk. Before making a decision to invest in our securities, you should carefully consider the risks described under the heading “Risk Factors” in the applicable prospectus supplement and any related free writing prospectus, and discussed under “Part I, Item 1A. Risk Factors” contained in our most recent annual report on Form 10-K and in “Part II, Item 1A. Risk Factors” in our most recent quarterly report on Form 10-Q filed subsequent to such Form 10-K, as well as any amendments thereto, which are incorporated by reference into this prospectus and the applicable prospectus supplement in their entirety, together with other information in this prospectus and the applicable prospectus supplement, the documents incorporated by reference herein and therein, and any free writing prospectus that we may authorize for use in connection with a specific offering. See “Where You Can Find Additional Information.”

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
This prospectus, any prospectus supplement and any related free writing prospectus, including the information incorporated by reference herein and therein, contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. Any statements about our expectations, beliefs, plans, objectives, assumptions or future events or performance are not historical facts and may be forward-looking. These statements are often, but are not always, made through the use of words or phrases such as “anticipate,” “believe,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “seek,” “should,” “target,” “will,” “would,” or the negative of these words or other comparable terminology. Accordingly, these statements involve estimates, assumptions and uncertainties which could cause actual results to differ materially from those expressed in them.
Given these uncertainties, you should not place undue reliance on these forward-looking statements as actual events or results may differ materially from those projected in the forward-looking statements due to various factors, including, but not limited to, those set forth under the heading “Risk Factors” in any applicable prospectus supplement, the documents incorporated by reference therein or any free writing prospectus that we authorized. Our actual future results may be materially different from what we expect. We qualify all of the forward-looking statements contained in this prospectus, in the documents incorporated by reference herein and in any prospectus supplement by these cautionary statements. These forward-looking statements speak only as of the date on which the statements were made and are not guarantees of future performance. Although we undertake no obligation to revise or update any forward-looking statements, whether as a result of new information, future events or otherwise, you are advised to review any additional disclosures we make in the documents we subsequently file with the SEC that are incorporated by reference in this prospectus and any prospectus supplement. See “Where You Can Find Additional Information.”

USE OF PROCEEDS
Unless otherwise indicated in a prospectus supplement, we intend to use the net proceeds from the sale of securities offered by this prospectus and any applicable prospectus supplement for general corporate purposes. Until we apply the proceeds from a sale of securities to their intended purposes, we may invest those proceeds in short-term, interest-bearing, investment-grade securities or hold as cash.

DESCRIPTION OF OUR CAPITAL STOCK
General
The following is a summary of the rights of our common stock and preferred stock and certain provisions of our restated certificate of incorporation and amended and restated bylaws as they are currently in effect, which we refer to in this section as our certificate of incorporation and bylaws, respectively. This summary does not purport to be complete and is qualified in its entirety by the provisions of our certificate of incorporation and bylaws, copies of which have been filed with the SEC.
As of the date of this prospectus, our authorized capital stock consists of 35,781,282 shares, of which 33,333,334 shares, par value $0.0001 per share, are designated as common stock, 1,666,667 shares, par value $0.001 per share, are designated as preferred stock and 781,281 shares, par value $0.0001 per share, are designated as class C special stock. As of June 30, 2020, there were 12,315,912 shares of common stock outstanding and 10,864 shares of class C special stock outstanding. No shares preferred stock are currently outstanding.
Common Stock and Class C Special Stock
The holders of our common stock and class C special stock are entitled to one vote per share on all matters to be voted on by our stockholders and do not have any right to cumulate votes in the election of directors. Holders of common stock and class C special stock possess exclusive voting rights, except to the extent the board of directors specifies voting power for any preferred stock that, in the future, may be issued. Subject to any preferential rights of any preferred stock created by the board of directors, holders of common stock and class C special stock are entitled to receive such dividends as may be declared by the board of directors from time to time out of funds legally available therefor. In the event of our liquidation, dissolution or winding up, only holders of common stock are entitled to share ratably in all assets remaining after payment of liabilities and distribution of liquidation preferences of any then outstanding shares of preferred stock. Holders of common stock have no preemptive rights and no conversion rights or other subscription rights. There are no redemption or sinking fund provisions applicable to the common stock.
A holder of class C special stock is entitled, in accordance with and subject to the provisions of our certificate of incorporation, to acquire common stock by tendering any of the class C special stock held and registered in such holder’s name together with the common stock purchase price as set forth in our certificate of incorporation on the basis of one common stock for each share of class C special stock and the common stock purchase price.
Stock Exchange Listing
Our common stock is listed on The Nasdaq Global Market. The trading symbol for our common stock is “ANIP.”
Transfer Agent and Registrar
The transfer agent and registrar for our common stock is Continental Stock Transfer & Trust Company. The transfer agent and registrar’s address is 1 State Street, 30th Floor, New York, NY 10004-1561, and its telephone number is (212) 509-4000.
Preferred Stock
Our board of directors has the authority, without further action by our stockholders, to issue shares of preferred stock from time to time in one or more series and to fix the number of shares constituting each series of preferred stock and the designations, powers, preferences, rights, qualifications, limitations and restrictions of the shares of such series, including such provisions as may be desired concerning voting, redemption, dividends, dissolution or the distribution of assets, conversion or exchange, and such other subjects or matters as may be fixed by resolution of the board of directors, any or all of which may be greater than or senior to the rights of the common stock. The issuance of preferred stock could adversely affect the voting power of holders of common stock and reduce the likelihood that such holders will receive dividend payments or payments upon liquidation. Such issuance could have the effect of decreasing the market price of the common stock. The issuance of preferred stock or even the ability to issue preferred stock could also have the effect of discouraging a takeover or other transaction which holders of some, or a majority, of such shares might believe to be in their best interests or in which holders of some, or a majority, of such shares might receive a premium for their shares over the then-market price of such shares.
Prior to the issuance of shares of a series of preferred stock, our board of directors will adopt resolutions and file a certificate of designation with the SEC. The certificate of designation will fix for each series the designation and number of shares and the rights, preferences, privileges and restrictions of the shares including, but not limited to, the following:
•
the maximum number of shares in the series and the distinctive designation;

•
voting rights, if any, of the preferred stock;

•
the dividend rate(s), period(s) and/or payment date(s) or method(s) of calculation applicable to the preferred stock;

•
whether dividends are cumulative or non-cumulative, and if cumulative, the date from which dividends on the preferred stock will accumulate;

•
the relative ranking and preferences of the preferred stock as to dividend rights and rights upon the liquidation, dissolution or winding up of our affairs;

•
the terms and conditions, if applicable, upon which the preferred stock will be convertible into common stock, another series of preferred stock, or any other class of securities being registered hereby, including the conversion price (or manner of calculation) and conversion period;

•
the provision for redemption, if applicable, of the preferred stock;

•
the provisions for a sinking fund, if any, for the preferred stock;

•
liquidation preferences;

•
any limitations on the issuance of any class or series of preferred stock ranking senior to or on a parity with the class or series of preferred stock as to dividend rights and rights upon liquidation, dissolution or winding up of our affairs; and

•
any other specific terms, preferences, rights, limitations or restrictions of the preferred stock.

There will be no limitation or restriction on any variation between any of the different series of preferred stock as to the designations, preferences and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions thereof; and the several series of preferred stock may, except as otherwise expressly provided in any prospectus supplement, document incorporated by reference or any free writing prospectus, as applicable, vary in any and all respects as fixed and determined by the resolution or resolutions of our board of directors or any committee thereof, providing for the issuance of the various series; provided, however, that all shares of any one series of preferred stock will have the same designation, preferences and relative, participating, optional or other special rights and qualifications, limitations and restrictions.
Except as otherwise required by law, or as otherwise fixed by resolution or resolutions of our board of directors with respect to one or more series of preferred stock, the entire voting power and all voting rights will be vested exclusively in the common stock.
Anti-Takeover Effects of Delaware Law and Our Certificate of Incorporation and Bylaws
Our certificate of incorporation and our bylaws contain certain provisions that could have the effect of delaying, deterring or preventing another party from acquiring control of us. These provisions and certain provisions of Delaware law, which are summarized below, are expected to discourage coercive takeover practices and inadequate takeover bids. These provisions are also designed, in part, to encourage persons seeking to acquire control of us to negotiate first with our board of directors. We believe that the benefits of increased protection of our potential ability to negotiate more favorable terms with an unfriendly or unsolicited acquirer outweigh the disadvantages of discouraging a proposal to acquire us.

Undesignated preferred stock
As discussed above, our board of directors has the ability to issue preferred stock with voting or other rights or preferences that could impede the success of any attempt to change control of us. These and other provisions may have the effect of deterring hostile takeovers or delaying changes in control or management of our company.
Limits on ability of stockholders to call a special meeting
Our bylaws provide that special meetings of the stockholders may be called only by the chairman of the board, the president and chief executive officer, the chief financial officer or the board of directors. Stockholders may not call a special meeting, which may delay the ability of our stockholders to force consideration of a proposal or for holders controlling a majority of our capital stock to take any action, including the removal of directors.
Requirements for advance notification of stockholder nominations and proposals
Our bylaws establish advance notice procedures with respect to stockholder proposals and the nomination of candidates for election as directors, other than nominations made by or at the direction of our board of directors or a committee of our board of directors. These provisions may have the effect of precluding the conduct of certain business at a meeting if the proper procedures are not followed. These provisions may also discourage or deter a potential acquirer from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise attempting to obtain control of our company.
No cumulative voting
Our certificate of incorporation and bylaws do not provide for cumulative voting in the election of directors. Cumulative voting allows a stockholder to vote a portion or all of its shares for one or more candidates for seats on the board of directors. Without cumulative voting, a minority stockholder may not be able to gain as many seats on our board of directors as the stockholder would be able to gain if cumulative voting were permitted. The absence of cumulative voting makes it more difficult for a minority stockholder to gain a seat on our board of directors to influence our board’s decision regarding a takeover.
Delaware anti-takeover statute
We are subject to the provisions of Section 203 of the DGCL regulating corporate takeovers. In general, Section 203 prohibits a publicly held Delaware corporation from engaging, under certain circumstances, in a business combination with an interested stockholder for a period of three years following the date the person became an interested stockholder unless:
•
prior to the date of the transaction, our board of directors approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

•
upon completion of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, calculated as provided under Section 203; or

•
at or subsequent to the date of the transaction, the business combination is approved by our board of directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least two-thirds of the outstanding voting stock which is not owned by the interested stockholder.

Generally, a business combination includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to the interested stockholder. An interested stockholder is a person who, together with affiliates and associates, owns or, within three years prior to the determination of interested stockholder status, did own 15% or more of a corporation’s outstanding voting stock. We expect the existence of this provision to have an anti-takeover effect with respect to transactions our board of directors does not approve in advance. We anticipate that Section 203 may also discourage attempts that might result in a premium over the market price for the shares of common stock held by stockholders.

These provisions of Delaware law and of our certificate of incorporation and bylaws could have the effect of discouraging others from attempting hostile takeovers and, as a consequence, they might also inhibit temporary fluctuations in the market price of our common stock that often result from actual or rumored hostile takeover attempts. These provisions might also have the effect of preventing changes in our management. It is possible that these provisions could make it more difficult to accomplish transactions that stockholders might otherwise deem to be in their best interests.

DESCRIPTION OF OUR DEBT SECURITIES
We may issue debt securities from time to time, in one or more series, as either senior or subordinated debt or as senior or subordinated convertible debt. While the terms we have summarized below will apply generally to any debt securities that we may offer under this prospectus, we will describe the particular terms of any debt securities that we may offer in more detail in the applicable prospectus supplement. The terms of any debt securities offered under a prospectus supplement may differ from the terms described below. Unless the context requires otherwise, whenever we refer to the indenture, we also are referring to any supplemental indentures that specify the terms of a particular series of debt securities.
We will issue the debt securities under one or more separate indentures that we will enter into with the trustee named in the indenture. The indenture will be qualified under the Trust Indenture Act of 1939, as amended, or the Trust Indenture Act. We have filed a form of indenture under which debt securities may be issued from time to time as an exhibit to the registration statement of which this prospectus is a part, and supplemental indentures and forms of debt securities containing the terms of the debt securities being offered will be filed as exhibits to the registration statement of which this prospectus is a part or will be incorporated by reference from reports that we file with the SEC.
The following summary of material provisions of the debt securities and the indenture is subject to, and qualified in its entirety by reference to, all of the provisions of the indenture applicable to a particular series of debt securities. We urge you to read the applicable prospectus supplements and any related free writing prospectuses related to the debt securities that we may offer under this prospectus, as well as the complete indenture that contains the terms of the debt securities.
The debt securities will represent unsecured general obligations of the Company, unless otherwise provided in the applicable offering material.
In this section of the prospectus, the term “the Company” refers only to ANI Pharmaceuticals, Inc. and not to any of its subsidiaries.
General
The indenture does not limit the amount of debt securities that we may issue. It provides that we may issue debt securities up to the principal amount that we may authorize and may be in any currency or currency unit that we may designate. The prospectus supplement, documents incorporated by reference, or free writing prospectus with respect to any debt securities will set forth the following terms of the debt securities offered pursuant thereto as applicable:
•
the title and series of such debt securities;

•
any limit upon the aggregate principal amount of such debt securities of such series;

•
whether such debt securities will be in global or other form;

•
the date or dates and method or methods by which principal and any premium on such debt securities is payable;

•
the interest rate or rates (or method by which such rate will be determined), if any;

•
the dates on which any such interest will be payable and the method of payment;

•
whether and under what circumstances any additional amounts are payable with respect to such debt securities;

•
the notice, if any, to holders of such debt securities regarding the determination of interest on a floating rate debt security;

•
the basis upon which interest on such debt securities shall be calculated, if other than that of a 360 day year of twelve 30-day months;

•
the place or places where the principal of and interest or additional amounts, if any, on such debt securities will be payable;

•
any redemption or sinking fund provisions, or the terms of any repurchase at the option of the holder of the debt securities;

•
the denominations of such debt securities, if other than $1,000 and integral multiples thereof;

•
any rights of the holders of such debt securities to convert the debt securities into and/or exchange the debt securities for, other securities, cash or other property;

•
the terms, if any, on which payment of principal or any premium, interest or additional amounts on such debt securities will be payable in a currency other than U.S. dollars;

•
the terms, if any, by which the amount of payments of principal or any premium, interest or additional amounts on such debt securities may be determined by reference to an index, formula, financial or economic measure or other methods;

•
if other than the principal amount thereof, the portion of the principal amount of such debt securities that will be payable upon declaration of acceleration of the maturity thereof or the method by which such portion is to be determined;

•
any events of default or covenants in addition to or in lieu of those described herein and remedies therefor;

•
whether such debt securities will be subject to defeasance or covenant defeasance;

•
the terms, if any, upon which such debt securities are to be issuable upon the exercise of warrants, units or rights;

•
any trustees and any authenticating or paying agents or registrars or any other agents with respect to such debt securities;

•
whether the debt securities rank as senior debt, senior subordinated debt, subordinated debt or any combination thereof, and the terms of any subordination;

•
whether such debt securities will be guaranteed and the terms thereof;

•
whether such debt securities will be secured by collateral and the terms of such security; and

•
any other specific terms of such debt securities and any other deletions from or additions to or modifications of the indenture with respect to such debt securities.

Debt securities may be presented for exchange, conversion or transfer in the manner, at the places and subject to the restrictions set forth in the debt securities and the applicable offering material. Such services will be provided without charge, other than any tax or other governmental charge payable in connection therewith, but subject to the limitations provided in the indenture.
The indenture does not contain any covenant or other specific provision affording protection to holders of the debt securities in the event of a highly leveraged transaction or a change in control of the Company, except to the limited extent described below under “— Consolidation, Merger and Sale of Assets.”
Modification and Waiver
The indenture provides that supplements to the indenture may be made by the Company and the trustee for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the indenture or of modifying in any manner the rights of the holders of debt securities of a series under the indenture or the debt securities of such series, with the consent of the holders of a majority (or such greater amount as is provided for a particular series of debt securities) in principal amount of the outstanding debt securities issued under such indenture that are affected by the supplemental indenture, voting as a single class; provided that no such supplemental indenture may, without the consent of the holder of each such debt security affected thereby, among other things:
(a)
change the stated maturity of the principal of, or any premium, interest or additional amounts on, such debt securities, or reduce the principal amount thereof, or reduce the rate or extend the time of payment of interest or any additional amounts thereon, or reduce any premium payable on redemption thereof or otherwise, or reduce the amount of the principal of debt securities issued with original issue discount that would be due and payable upon an acceleration of the maturity thereof or the amount thereof provable in bankruptcy, or change the redemption provisions or adversely affect the right of repayment at the option of the holder, or change the place of payment or currency in which the principal of, or any premium, interest or additional amounts with respect to any debt security is payable, or impair or affect the right of any holder of debt securities to institute suit for the payment after such payment is due;
(b)
reduce the percentage in principal amount of outstanding debt securities of any series, the consent of the holders of which is required for any such supplemental indenture, or the consent of whose holders is required for any waiver, or reduce the requirements for quorum or voting;

(c)
modify any of the provisions of the sections of such indenture relating to supplemental indentures with the consent of the holders, waivers of past defaults or waivers of certain provisions or covenants, except to increase any such percentage or to provide that certain other provisions of such indenture cannot be modified or waived without the consent of each holder affected thereby; or

(d)
make any change that adversely affects the right to convert or exchange any security into or for common stock or other securities, cash or other property in accordance with the terms of the applicable debt security.

The indenture provides that a supplemental indenture that changes or eliminates any covenant or other provision of the indenture that has expressly been included solely for the benefit of one or more particular series of debt securities, or that modifies the rights of the holders of such series with respect to such covenant or other provision, shall be deemed not to affect the rights under the indenture of the holders of debt securities of any other series.
The indenture provides that the Company and the trustee may, without the consent of the holders of any series of debt securities issued thereunder, enter into additional supplemental indentures for one of the following purposes:
(a)
to evidence the succession of another corporation to the Company and the assumption by any such successor of the covenants of the Company in such indenture and in the debt securities issued thereunder;

(b)
to add to the covenants of the Company for the benefit of the holders of any series of debt securities issued thereunder or to surrender any right or power conferred on the Company pursuant to the indenture;

(c)
to establish the form and terms of debt securities issued thereunder;

(d)
to evidence and provide for a successor trustee under such indenture with respect to one or more series of debt securities issued thereunder or to provide for or facilitate the administration of the trusts under such indenture by more than one trustee;

(e)
to cure any ambiguity, to correct or supplement any provision in the indenture that may be defective or inconsistent with any other provision of the indenture or to make any other provisions with respect to matters or questions arising under such indenture; provided that no such action pursuant to this clause (e) shall adversely affect the interests of the holders of any series of debt securities issued thereunder in any material respect;

(f)
to add to, delete from or revise the conditions, limitations and restrictions on the authorized amount, terms or purposes of issue, authentication and delivery of securities under the indenture;

(g)
to add any additional events of default with respect to all or any series of debt securities;

(h)
to supplement any of the provisions of the indenture as may be necessary to permit or facilitate the defeasance and discharge of any series of debt securities, provided that such action does not adversely affect the interests of any holder of an outstanding debt security of such series or any other security in any material respect;
(i)
to make provisions with respect to the conversion or exchange rights of holders of debt securities of any series;

(j)
to convey, transfer, assign, mortgage or pledge to the trustee as security for the debt securities of any series any property or assets;

(k)
to add guarantees in respect of the debt securities of one or more series;

(l)
to change or eliminate any of the provisions of the indenture, provided that any such change or elimination become effective only when there is no security of any series outstanding created prior to the execution of such supplemental indenture which is entitled to the benefit of such provision;

(m)
to provide for certificated securities in addition to or in place of global securities;

(n)
to qualify such indenture under the Trust Indenture Act of 1939, as amended;

(o)
with respect to the debt securities of any series, to conform the text of the indenture or the debt securities of such series to any provision of the description thereof in the Company’s offering memorandum or prospectus relating to the initial offering of such debt securities, to the extent that such provision, in the good faith judgment of the Company, was intended to be a verbatim recitation of a provision of the indenture or such securities; or

(p)
to make any other change that does not adversely affect the rights of holders of any series of debt securities issued thereunder in any material respect.

Events of Default
Unless otherwise provided in any applicable prospectus supplement, documents incorporated by reference or free writing prospectus, the following will be events of default under the indenture with respect to each series of debt securities issued thereunder:
(a)
default for 30 days in the payment when due of interest on, or any additional amount in respect of, any series of debt securities;

(b)
default in the payment of principal of or any premium on any series of the debt securities outstanding under the indenture when due and payable;

(c)
default in the deposit, if any, of any sinking fund payment when and as due by the terms of any debt security of such series, subject to any cure period that may be specified in any debt security of such series;

(d)
failure by the Company for 60 days after receipt by written notice from the trustee upon instruction from holders of at least 25% in principal amount of the then outstanding debt securities of such series to comply with any of the other agreements in the indenture and stating that such notice is a “Notice of Default” under the indenture; provided, that if such failure cannot be remedied within such 60-day period, such period shall be automatically extended by another 60 days so long as (i) such failure is subject to cure and (ii) the Company is using commercially reasonable efforts to cure such failure; and provided, further, that a failure to comply with any such other agreement in the indenture that results from a change in generally accepted accounting principles shall not be deemed to be an event of default;

(e)
certain events of bankruptcy, insolvency or reorganization of the Company; and

(f)
any other event of default provided in a supplemental indenture with respect to a particular series of debt securities, provided that any event of default that results from a change in generally accepted accounting principles shall not be deemed to be an event of default.

In case an event of default specified in clause (a) or (b) above shall occur and be continuing with respect to any series of debt securities, holders of at least 25%, and in case an event of default specified in any clause other than clause (a), (b) or (e) above shall occur and be continuing with respect to any series of debt securities, holders of at least a majority in aggregate principal amount of the debt securities of such series then outstanding may declare the principal (or, in the case of discounted debt securities, the amount specified in the terms thereof) of such series to be due and payable. If an event of default described in (e) above shall occur and be continuing then the principal amount (or, in the case of discounted debt securities, the amount specified in the terms thereof) of all the debt securities outstanding shall be and become due and payable immediately, without notice or other action by any holder or the trustee, to the full extent permitted by law. Any past or existing default or event of default with respect to particular series of debt securities under such indenture may be waived by the holders of a majority in aggregate principal amount of the outstanding debt securities of such series, except in each case a continuing default (1) in the payment of the principal of, any premium or interest on, or any additional amounts with respect to, any debt security of such series, or (2) in respect of a covenant or provision which cannot be modified or amended without the consent of each holder affected thereby.
The indenture provides that the trustee may withhold notice to the holders of any default with respect to any series of debt securities (except in payment of principal of or interest or premium on, or sinking fund payment in respect of, the debt securities) if and so long as the board of directors, the executive committee or a trust committee of directors of the trustee and/or responsible officers of the trustee in good faith determine that the withholding of such notice is in the best interest of the holders of securities of such series.
The indenture contains a provision entitling the trustee to be indemnified by the holders before proceeding to exercise any trust or power under the indenture at the request of such holders. The indenture provides that the holders of a majority in aggregate principal amount of the then outstanding debt securities of any series may direct the time, method and place of conducting any proceedings for any remedy available to the trustee or of exercising any trust or power conferred upon the trustee with respect to the debt securities of such series; provided, however, that the trustee may decline to follow any such direction if, among other reasons, the trustee determines in good faith that the actions or proceedings as directed may not lawfully be taken or would be unduly prejudicial to the holders of the debt securities of such series not joining in such direction. The right of a holder to institute a proceeding with respect to a series of debt securities will be subject to certain conditions precedent including, without limitation, that in case of an event of default specified in clause (a), (b) or (e) of the first paragraph above under “— Events of Default,” holders of at least 25%, or in case of an event of default other than specified in clause (a), (b) or (e) of the first paragraph above under “— Events of Default”, holders of at least a majority, in aggregate principal amount of the debt securities of such series then outstanding make a written request upon the trustee to exercise its powers under such indenture, indemnify the trustee and afford the trustee reasonable opportunity to act. Notwithstanding the foregoing, the holder has an absolute right to receipt of the principal of, premium, if any, and interest when due on the debt securities, to require conversion of debt securities if such indenture provides for convertibility at the option of the holder and to institute suit for the enforcement thereof.
Consolidation, Merger and Sale of Assets
The indenture provides that the Company may not directly or indirectly consolidate with or merge with or into, or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its assets and properties and the assets and properties of its subsidiaries (taken as a whole) to another person in one or more related transactions unless the successor person is a person organized under the laws of any domestic jurisdiction and assumes the Company’s obligations on the debt securities issued thereunder, and under the indenture, and after giving effect thereto no event of default, and no event that, after notice or lapse of time or both, would become an event of default, shall have occurred and be continuing, and that certain other conditions are met.
Certain Covenants
Payment of Principal, any Premium, Interest or Additional Amounts.   The Company will duly and punctually pay the principal of, and premium and interest on or any additional amounts payable with respect to, any debt securities of any series in accordance with their terms.

Maintenance of Office or Agency.   The Company will be required to maintain an office or agency in each place of payment for each series of debt securities for notice and demand purposes and for the purposes of presenting or surrendering debt securities for payment, registration of transfer, or exchange.
Reports.   So long as any debt securities of a particular series are outstanding under the indenture, the Company will file with the trustee, within 30 days after the Company has filed the same with the SEC, unless such reports are available on the SEC’s EDGAR filing system (or any successor thereto), copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the SEC may from time to time by rules and regulations prescribe) which the Company may be required to file with the SEC pursuant to Section 13 or Section 15(d) of the Exchange Act; or, if the Company is not required to file information, documents or reports pursuant to either of said Sections, then it shall file with the trustee and the SEC, in accordance with rules and regulations prescribed from time to time by the SEC, such of the supplementary and periodic information, documents and reports which may be required pursuant to Section 13 of the Exchange Act in respect of a security listed and registered on a national securities exchange as may be prescribed from time to time in such rules and regulations.
Additional Covenants.   Any additional covenants of the Company with respect to any series of debt securities will be set forth in the applicable prospectus supplement, documents incorporated by reference or free writing prospectus relating thereto.
Conversion Rights
The terms and conditions, if any, upon which the debt securities are convertible into common stock or preferred stock will be set forth in the applicable prospectus supplement, documents incorporated by reference or free writing prospectus relating thereto. Such terms will include the conversion price (or manner of calculation thereof), the conversion period, provisions as to whether conversion will be at the option of the holders or the Company, the events requiring an adjustment of the conversion price and provisions affecting conversion in the event of redemption of such debt securities and any restrictions on conversion.
Redemption; Repurchase at the Option of the Holder; Sinking Fund
The terms and conditions, if any, upon which (a) the debt securities are redeemable at the option of the Company, (b) the holder of debt securities may cause the Company to repurchase such debt securities or (c) the debt securities are subject to any sinking fund will be set forth in the applicable prospectus supplement, documents incorporated by reference or free writing prospectus relating thereto.
Repurchases on the Open Market
The Company or any affiliate of the Company may at any time or from time to time repurchase any debt security in the open market or otherwise. Such debt securities may, at the option of the Company or the relevant affiliate of the Company, be held, resold or surrendered to the trustee for cancellation.
Discharge, Defeasance and Covenant Defeasance
The indenture provides, with respect to each series of debt securities issued thereunder, that the Company may satisfy and discharge its obligations under such debt securities of a series and such indenture with respect to debt securities of such series if:
(a)
all debt securities of such series previously authenticated and delivered, with certain exceptions, have been delivered to the trustee for cancellation; or

(b)   (i)
the debt securities of such series have become due and payable, or mature within one year, or all of them are to be called for redemption within one year under arrangements satisfactory to the trustee for giving the notice of redemption and the Company irrevocably deposits in trust with the trustee, as trust funds solely for the benefit of the holders of such debt securities, for that purpose, money or governmental obligations or a combination thereof sufficient (in the opinion of a nationally recognized independent registered public accounting firm expressed in a written certification thereof delivered to the trustee) to pay and discharge the entire indebtedness on the debt securities of such series to maturity or redemption, as the case may be, and pays all other sums payable by it under such indenture; and
(ii)
the Company delivers to the trustee an officers’ certificate and an opinion of counsel, in each case stating that all conditions precedent provided for in such indenture relating to the satisfaction and discharge of such indenture with respect to the debt securities of such series have been complied with.

Notwithstanding such satisfaction and discharge, the obligations of the Company to compensate and indemnify the trustee, to pay additional amounts, if any, in respect of debt securities in certain circumstances and to convert or exchange debt securities pursuant to the terms thereof and the obligations of the Company and the trustee to hold funds in trust and to apply such funds pursuant to the terms of the indenture, with respect to issuing temporary debt securities, with respect to the registration, transfer and exchange of debt securities, with respect to the replacement of mutilated, destroyed, lost or stolen debt securities and with respect to the maintenance of an office or agency for payment, shall in each case survive such satisfaction and discharge.
Unless inapplicable to debt securities of a series pursuant to the terms thereof, the indenture provides that (i) the Company will be deemed to have paid and will be discharged from any and all obligations in respect of the debt securities issued thereunder of any series, and the provisions of such indenture will, except as noted below, no longer be in effect with respect to the debt securities of such series (“defeasance”) and (ii) (1) the Company may omit to comply with the covenant under “— Consolidation, Merger and Sale of Assets” and any other additional covenants established pursuant to the terms of such series, and such omission shall be deemed not to be an event of default under clause (d) or (f) of the first paragraph of “— Events of Default” and (2) the occurrence of any event described in clause (f) of the first paragraph of “— Events of Default” shall not be deemed to be an event of default, in each case with respect to the outstanding debt securities of such series ((1) and (2) of this clause (ii), “covenant defeasance”); provided that the following conditions shall have been satisfied with respect to such series:
(a)
the Company has irrevocably deposited in trust with the trustee as trust funds solely for the benefit of the holders of the debt securities of such series, for payment of the principal of and interest of the debt securities of such series, money or government obligations or a combination thereof sufficient (in the opinion of a nationally recognized independent registered public accounting firm expressed in a written certification thereof delivered to the trustee) without consideration of any reinvestment to pay and discharge the principal of and accrued interest on the outstanding debt securities of such series to maturity or earlier redemption, as the case may be;

(b)
such defeasance or covenant defeasance will not result in a breach or violation of, or constitute a default under, such indenture or any other material agreement or instrument to which the Company is a party or by which it is bound;

(c)
no event of default or event which with notice or lapse of time would become an event of default with respect to such debt securities of such series shall have occurred and be continuing on the date of such deposit;

(d)
the Company shall have delivered to such trustee an opinion of counsel as described in the indenture to the effect that the holders of the debt securities of such series will not recognize income, gain or loss for federal income tax purposes as a result of the Company’s exercise of its option under this provision of such indenture and will be subject to federal income tax on the same amount and in the same manner and at the same times as would have been the case if such deposit and defeasance or covenant defeasance had not occurred;

(e)
the Company has delivered to the trustee an officers’ certificate and an opinion of counsel, in each case stating that all conditions precedent provided for in such indenture relating to the defeasance contemplated have been complied with;

(f)
if the debt securities are to be redeemed prior to their maturity, notice of such redemption shall have been duly given or in another manner satisfactory to the trustee; and

(g)
any such defeasance or covenant defeasance shall comply with any additional or substitute terms provided for by the terms of such debt securities of such series.

Notwithstanding a defeasance or covenant defeasance, the Company’s obligations with respect to the following in respect of debt securities of such series will survive with respect to such securities until otherwise terminated or discharged under the terms of the indenture or no debt securities of such series are outstanding:
(a)
the rights of holders of outstanding debt securities of such series to receive payments in respect of the principal of, interest on or premium or additional amounts, if any, payable in respect of, such debt securities when such payments are due from the trust referred in clause (a) in the preceding paragraph, and any rights of such holder to convert or exchange such debt securities into common stock or other securities, cash or other property;

(b)
the issuance of temporary debt securities, the registration, transfer and exchange of debt securities, the replacement of mutilated, destroyed, lost or stolen debt securities and the maintenance of an office or agency for payment and holding payments in trust, and the Company’s obligations with respect to the payment of additional amounts, if any, on such securities, and with respect to any rights to convert or exchange such securities into common stock or other securities, cash or other property;

(c)
the rights, powers, trusts, duties and immunities of the trustee, and the Company’s obligations in connection therewith; and

(d)
the defeasance or covenant defeasance provisions of the indenture.

Information Concerning the Trustee
The trustee, other than during the occurrence and continuance of an event of default under the indenture, undertakes to perform only those duties as are specifically set forth in the indenture. Upon an event of default under the indenture, the trustee must use the same degree of care as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs. Subject to this provision and certain other limitations, the trustee is under no obligation to exercise any of the powers given it by the indenture at the request of any holder of debt securities unless it is offered indemnity satisfactory to it against the costs, expenses and liabilities that it might incur.
Applicable Law
The indenture provides that the debt securities and the indenture will be governed by and construed in accordance with the laws of the State of New York, except to the extent that the Trust Indenture Act is applicable.

DESCRIPTION OF OUR WARRANTS
General
We may issue warrants to purchase debt securities, common stock, preferred stock or any combination of these securities. We may issue the warrants independently or together with any underlying securities, and the warrants may be attached or separate from the underlying securities. We may also issue a series of warrants under a separate warrant agreement to be entered into between us and a warrant agent. The warrant agent will act solely as our agent in connection with the warrants of such series and will not assume any obligation or relationship of agency for or with holders or beneficial owners of warrants.
The following description is a summary of selected provisions relating to the warrants that we may issue. The summary is not complete. When warrants are offered in the future, a prospectus supplement, information incorporated by reference or free writing prospectus, as applicable, will explain the particular terms of those securities and the extent to which these general provisions may apply. The specific terms of the warrants as described in a prospectus supplement, information incorporated by reference or free writing prospectus will supplement and, if applicable, may modify or replace the general terms described in this section.
This summary and any description of warrants in the applicable prospectus supplement, information incorporated by reference or free writing prospectus is subject to and is qualified in its entirety by reference to all the provisions of any specific warrant document or agreement, which we will file with the SEC for incorporation by reference into this prospectus. See “Where You Can Find Additional Information” and “Incorporation of Certain Information by Reference” for information on how to obtain a copy of a warrant document when it is filed.
When we refer to a series of warrants, we mean all warrants issued as part of the same series under the applicable warrant agreement.
Terms
The applicable prospectus supplement, information incorporated by reference or free writing prospectus may describe the terms of any warrants that we may offer, including but not limited to the following:
•
the title of the warrants;

•
the total number of warrants;

•
the price or prices at which the warrants will be issued;

•
the currency or currencies that investors may use to pay for the warrants;

•
the date on which the right to exercise the warrants will commence and the date on which the right will expire;

•
whether the warrants will be issued in registered form or bearer form;

•
information with respect to book-entry procedures, if any;

•
if applicable, the minimum or maximum amount of warrants that may be exercised at any one time;

•
if applicable, the designation and terms of the underlying securities with which the warrants are issued and the number of warrants issued with each underlying security;

•
if applicable, the date on and after which the warrants and the related underlying securities will be separately transferable;

•
if applicable, a discussion of material United States federal income tax considerations;

•
if applicable, the terms of redemption of the warrants;

•
the identity of the warrant agent, if any;

•
the procedures and conditions relating to the exercise of the warrants; and

•
any other terms of the warrants, including terms, procedures, and limitations relating to the exchange and exercise of the warrants.

Warrant Agreements
We may issue the warrants in one or more series under one or more warrant agreements, each to be entered into between us and a bank, trust company, or other financial institution as warrant agent. We may add, replace, or terminate warrant agents from time to time. We may also choose to act as our own warrant agent or may choose one of our subsidiaries to do so.
The warrant agent under a warrant agreement will act solely as our agent in connection with the warrants issued under that agreement. The warrant agent will not assume any obligation or relationship of agency or trust for or with any holders of those warrants. Any holder of warrants may, without the consent of any other person, enforce by appropriate legal action, on its own behalf, its right to exercise those warrants in accordance with their terms. Until the warrant is properly exercised, no holder of any warrant will be entitled to any rights of a holder of the warrant property purchasable upon exercise of the warrant.
Form, Exchange, and Transfer
We may issue the warrants in registered form or bearer form. Warrants issued in registered form, i.e., book-entry form, will be represented by a global security registered in the name of a depository, which will be the holder of all the warrants represented by the global security. Those investors who own beneficial interests in a global warrant will do so through participants in the depository’s system, and the rights of these indirect owners will be governed solely by the applicable procedures of the depository and its participants. In addition, we may issue warrants in non-global form, i.e., bearer form. If any warrants are issued in non-global form, warrant certificates may be exchanged for new warrant certificates of different denominations, and holders may exchange, transfer, or exercise their warrants at the warrant agent’s office or any other office indicated in the applicable prospectus supplement, information incorporate by reference or free writing prospectus.
Prior to the exercise of their warrants, holders of warrants exercisable for debt securities will not have any of the rights of holders of the debt securities purchasable upon such exercise and will not be entitled to payments of principal (or premium, if any) or interest, if any, on the debt securities purchasable upon such exercise. Prior to the exercise of their warrants, holders of warrants exercisable for shares of preferred stock or common stock will not have any rights of holders of the preferred stock or common stock purchasable upon such exercise and will not be entitled to dividend payments, if any, or voting rights of the preferred stock or common stock purchasable upon such exercise.
Exercise of Warrants
A warrant will entitle the holder to purchase for cash an amount of securities at an exercise price that will be stated in, or that will be determinable as described in, the applicable prospectus supplement, information incorporated by reference or free writing prospectus. Warrants may be exercised at any time up to the close of business on the expiration date set forth in the applicable prospectus supplement, information incorporated by reference or free writing prospectus. After the close of business on the expiration date, unexercised warrants will become void. Warrants may be redeemed as set forth in the applicable prospectus supplement, information incorporated by reference or free writing prospectus.
Warrants may be exercised as set forth in the applicable prospectus supplement, information incorporated by reference or free writing prospectus. Upon receipt of payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the prospectus supplement, information incorporated by reference or free writing prospectus, we will forward, as soon as practicable, the securities purchasable upon such exercise. If less than all of the warrants represented by such warrant certificate are exercised, a new warrant certificate will be issued for the remaining warrants.

DESCRIPTION OF OUR RIGHTS
General
We may issue rights to purchase our debt securities, common stock, preferred stock or other securities. These rights may be issued independently or together with any other security offered hereby and may or may not be transferable by the stockholder receiving the rights in such offering. In connection with any offering of such rights, we may enter into a standby arrangement with one or more underwriters or other purchasers pursuant to which the underwriters or other purchasers may be required to purchase any securities remaining unsubscribed for after such offering.
Each series of rights will be issued under a separate rights agreement which we will enter into with a bank or trust company, as rights agent, all which will be set forth in the relevant offering material. The rights agent will act solely as our agent in connection with the certificates relating to the rights and will not assume any obligation or relationship of agency or trust with any holders of rights certificates or beneficial owners of rights.
The following description is a summary of selected provisions relating to rights that we may offer. The summary is not complete. When rights are offered in the future, a prospectus supplement, information incorporated by reference or a free writing prospectus, as applicable, will explain the particular terms of those securities and the extent to which these general provisions may apply. The specific terms of the rights as described in a prospectus supplement, information incorporated by reference, or other offering material will supplement and, if applicable, may modify or replace the general terms described in this section.
This summary and any description of rights in the applicable prospectus supplement, information incorporated by reference or free writing prospectus is subject to and is qualified in its entirety by reference to the rights agreement and the rights certificates. We will file each of these documents, as applicable, with the SEC and incorporate them by reference as an exhibit to the registration statement of which this prospectus is a part on or before the time we issue a series of rights. See “Where You Can Find Additional Information” and “Incorporation of Certain Information by Reference” for information on how to obtain a copy of a document when it is filed.
The applicable prospectus supplement, information incorporated by reference or free writing prospectus may describe:
•
In the case of a distribution of rights to our stockholders, the date of determining the stockholders entitled to the rights distribution;

•
In the case of a distribution of rights to our stockholders, the number of rights issued or to be issued to each stockholder;

•
the exercise price payable for each share of debt securities, common stock, preferred stock or other securities upon the exercise of the rights;

•
the number and terms of the shares of debt securities, common stock, preferred stock or other securities which may be purchased per each right;

•
the extent to which the rights are transferable;

•
the date on which the holder’s ability to exercise the rights shall commence, and the date on which the rights shall expire;

•
the extent to which the rights may include an over-subscription privilege with respect to unsubscribed securities;

•
if applicable, the material terms of any standby underwriting or purchase arrangement entered into by us in connection with the offering of such rights; and

•
any other terms of the rights, including, but not limited to, the terms, procedures, conditions and limitations relating to the exchange and exercise of the rights.

The provisions described in this section, as well as those described under “Description of Our Debt Securities” and “Description of Our Capital Stock,” will apply, as applicable, to any rights we offer.

DESCRIPTION OF OUR UNITS
General
We may issue units composed of any combination of our debt securities, common stock, preferred stock and warrants. We will issue each unit so that the holder of the unit is also the holder of each security included in the unit. As a result, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.
The following description is a summary of selected provisions relating to units that we may offer. The summary is not complete. When units are offered in the future, a prospectus supplement, information incorporated by reference or free writing prospectus, as applicable, will explain the particular terms of those securities and the extent to which these general provisions may apply. The specific terms of the units as described in a prospectus supplement or information incorporated by reference will supplement and, if applicable, may modify or replace the general terms described in this section.
This summary and any description of units in the applicable prospectus supplement, information incorporated by reference or free writing prospectus is subject to and is qualified in its entirety by reference to the unit agreement, collateral arrangements and depositary arrangements, if applicable. We will file these documents with the SEC for incorporation by reference into this prospectus, as applicable. See “Where You Can Find Additional Information” and “Incorporation of Certain Information by Reference” for information on how to obtain a copy of a document when it is filed.
The applicable prospectus supplement, information incorporated by reference or free writing prospectus may describe:
•
the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•
any provisions for the issuance, payment, settlement, transfer, or exchange of the units or of the securities composing the units;

•
whether the units will be issued in fully registered or global form; and

•
any other terms of the units.

The applicable provisions described in this section, as well as those described under “Description of Our Debt Securities,” “Description of Our Capital Stock,” “Description of Our Warrants” and “Description of Our Rights,” will apply to each unit and to each security included in each unit, respectively.

PLAN OF DISTRIBUTION
We may offer and sell the securities being offered hereby in one or more of the following ways from time to time:
•
to or through underwriters;

•
on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;

•
in the over-the-counter market;

•
in transactions other than on these exchanges or systems or in the over-the-counter market;

•
in “at the market offerings,” within the meaning of Rule 415(a)(4) of the Securities Act, to or through market makers or into an existing market for the securities;

•
through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•
ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•
block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•
purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•
an exchange distribution in accordance with the rules of the applicable exchange;

•
privately negotiated transactions;

•
a combination of any of these methods of sale; and

•
any other method permitted pursuant to applicable law.

We will identify the specific plan of distribution, including any underwriters, dealers, agents or other purchasers, persons or entities, and any applicable compensation, in a prospectus supplement, in an amendment to the registration statement of which this prospectus is a part, or in other filings we make with the SEC under the Exchange Act, which are incorporated by reference.

LEGAL MATTERS
Unless the applicable prospectus supplement indicates otherwise, the validity of the securities being offered by this prospectus will be passed upon by Orrick, Herrington & Sutcliffe LLP, San Francisco, California. Additional legal matters may be passed upon for us or any underwriters, dealers or agents by counsel that we will name in the applicable prospectus supplement.
EXPERTS
The consolidated balance sheets of ANI Pharmaceuticals, Inc. and Subsidiaries as of December 31, 2019 and 2018 and the related consolidated statements of operations, comprehensive income, stockholders’ equity, and cash flows for each of the years in the three-year period ended December 31, 2019 have been audited by EisnerAmper LLP, independent registered public accounting firm, as stated in their reports, which are incorporated by reference, which reports (1) express an unqualified opinion on the financial statements, and (2) express an unqualified opinion on the effectiveness of internal control over financial reporting. Such financial statements have been incorporated by reference in reliance on the reports of such firm given upon their authority as experts in accounting and auditing.
WHERE YOU CAN FIND ADDITIONAL INFORMATION
We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public at the SEC’s website at www.sec.gov.
We have filed with the SEC a registration statement on Form S-3 relating to the securities covered by this prospectus. This prospectus is a part of the registration statement and does not contain all the information in the registration statement. Other documents establishing the terms of the offered securities are or may be filed as exhibits to the registration statement or documents incorporated by reference in the registration statement. Whenever a reference is made in this prospectus to a contract or other document of ours, the reference is only a summary and you should refer to the exhibits that are a part of the registration statement for a copy of the contract or other document. You may review a copy of the registration statement through the SEC’s website, as provided above.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
The SEC and applicable law allows us to “incorporate by reference” the information from other documents we file with the SEC, which means that we can disclose important information to you by referring you to those documents instead of having to repeat the information in this prospectus. The information incorporated by reference is considered to be part of this prospectus, and later information that we file with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings (including those made after the date of the initial filing of the registration statement of which this prospectus is a part and prior to the effectiveness of such registration statement) we will make with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act until the termination of the registration statement of which this prospectus is a part (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules):
•
Our Annual Report on Form 10-K for the year ended December 31, 2019, as filed with the SEC on February 27, 2020;

•
Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2020, filed on May 7, 2020;

•
Our Current Reports on Form 8-K filed with the SEC on January 9, 2020, January 22, 2020, April 14, 2020, April 29, 2020, May 7, 2020, May 14, 2020, June 1, 2020, and June 11, 2020 (in each case, except for information contained therein which is furnished rather than filed); and

•
The description of the general terms and provisions of the common stock contained under the caption “Description of BioSante Capital Stock” of the joint proxy statement/prospectus included in the Registration Statement on Form S-4 (File No. 333-188174) filed by the Company with the SEC on April 26, 2013.

Any statement contained in this prospectus, or in a document all or a portion of which is incorporated by reference, shall be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus, any applicable prospectus supplement and any related free writing prospectus or any document incorporated by reference modifies or supersedes such statement. Any such statement so modified or superseded shall not, except as so modified or superseded, constitute a part of this prospectus.
Upon request, we will provide, without charge, to each person, including any beneficial owner, to whom a copy of this prospectus is delivered a copy of the documents incorporated by reference into this prospectus. You may request a copy of these filings, and any exhibits we have specifically incorporated by reference as an exhibit in this prospectus, at no cost by writing or telephoning us at the following:
ANI Pharmaceuticals, Inc.
210 Main Street West
Baudette, Minnesota
Telephone: (218) 634-3500
You may also access these documents, free of charge on the SEC’s website at www.sec.gov or on the “Investor Relations” page of our website at www.anipharmaceuticals.com. Information contained on our website is not incorporated by reference into this prospectus, and you should not consider any information on, or that can be accessed from, our website as part of this prospectus or any accompanying prospectus supplement.

                 Shares
Common Stock
PROSPECTUS SUPPLEMENT
Book-Running Manager
Guggenheim Securities
           , 2021